UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

Hawthorn Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act rules 14a-6(i)(1) and 0-11.

132 East High Street
Jefferson City, Missouri 65101
April 21, 2025
Dear Shareholder:
You are invited to attend the annual meeting of shareholders of Hawthorn Bancshares, Inc. to be held at Hawthorn Bank located at 132 East High Street, Jefferson City, Missouri, 65101, on Tuesday, June 3, 2025, commencing at 8:30 a.m., local time.
We are relying on a rule of the Securities and Exchange Commission that allows us to furnish our proxy statement and related proxy card, as well as our 2024 Annual Report, to shareholders over the internet. This means our shareholders will receive only a notice containing instructions on how to access the proxy materials over the internet and vote online. If you receive this notice but would still like to request paper copies of our proxy materials, please follow the instructions on the notice or on the website referred to on the notice. By delivering proxy materials electronically to our shareholders, we can reduce the costs of printing and mailing our proxy materials. Please visit www.voteproxy.com for more information about the electronic delivery of proxy materials.
The business to be conducted at the annual meeting is described in the accompanying notice of annual meeting and proxy statement. At this year's meeting, the agenda includes the election of four Class III directors, a proposal to ratify the selection of our independent registered public accounting firm and a proposal to provide non-binding advisory approval for the compensation of our executives disclosed in this proxy statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of our Company.
Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible. Specific voting instructions appear on the enclosed proxy card or voting instruction form.
We appreciate your continued interest in and support of our Company.

Sincerely,
Brent M. Giles
Chief Executive Officer

132 East High Street
Jefferson City, Missouri 65101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 3, 2025
The annual meeting of the shareholders of Hawthorn Bancshares, Inc., a Missouri corporation, will be held at Hawthorn Bank located at 132 East High Street, Jefferson City, Missouri, 65101, on Tuesday, June 3, 2025, commencing at 8:30 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:
1.To elect four Class III directors to hold office for a term expiring at our 2028 annual meeting of shareholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal;
2.To consider and act upon ratification and approval of the selection of Forvis Mazars, LLP as our independent registered public accounting firm for the current year;
3.To consider and act upon advisory approval of the compensation of our executives disclosed in the accompanying proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and
4.To consider and act upon any other matters that properly may come before the meeting.
The proposals referred to above are more fully described in the accompanying proxy statement. An annual report to shareholders for 2024, which contains our audited financial statements, also accompanies this notice of annual meeting and proxy statement.
Our board of directors has fixed the close of business on March 28, 2025 as the record date for the determination of the holders of our common stock entitled to notice of, and to vote at, the annual meeting. We solicit you to give your proxy to vote at the annual meeting by following the specific voting instructions appearing on the enclosed proxy card or voting instruction form, regardless of whether you intend to attend the meeting.

By Order of the Board of Directors
Brent M. Giles
Chief Executive Officer

.

April 21, 2025
Jefferson City, Missouri

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FOLLOW THE SPECIFIC VOTING INSTRUCTIONS APPEARING ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM PROMPTLY TO ENSURE YOUR REPRESENTATION AT THE MEETING.
IMPORTANT NOTICE Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on June 3, 2025.
This notice of annual meeting and accompanying proxy materials, and access to our proxy voting site, are available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting.
Our Company's proxy statement, annual report and other proxy materials are available at: www.hawthornbancshares.com
Our Company's proxy voting site can be found at: www.voteproxy.com

*    *    *

Hawthorn Bancshares, Inc.
132 East High Street
Jefferson City, Missouri 65101
__________________
PROXY STATEMENT
__________________
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 3, 2025
__________________
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the annual meeting.
Why am I receiving these materials?
The board of directors of Hawthorn Bancshares, Inc. is providing these materials to you in connection with our annual meeting of shareholders on June 3, 2025. The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, and certain other required information. This proxy statement, the notice of annual meeting of shareholders and the accompanying proxy card or voting instruction form were first sent or given to our shareholders on or about April 21, 2025. As a shareholder of our Company, you are entitled and encouraged to vote on the items of business described in these proxy materials. Your vote is very important. For this reason, our board is requesting that you allow your shares to be represented at the annual meeting by the persons named as proxies on the enclosed proxy card or voting instruction form.
When and where will the annual meeting be held?
The annual meeting of shareholders will be held on Tuesday, June 3, 2025, commencing at 8:30 a.m., local time, at Hawthorn Bank located at 132 East High Street, Jefferson City, Missouri, 65101. You may obtain directions to the location of the annual meeting by calling us at (573) 761-6100. You do not have to attend the annual meeting to be able to vote.
What matters will be voted on at the annual meeting?
Shareholders will consider and vote upon the following business items at the annual meeting:
•The election of four Class III directors to hold office for a term expiring at our 2028 annual meeting of shareholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal;
•The ratification and approval of the selection of Forvis Mazars, LLP as our independent registered public accounting firm for the current year;
•The advisory approval of the compensation of our executives disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and
•Any other matters that may properly come before the annual meeting.
How does our board of directors recommend that I vote?
Our board of directors recommends that you vote:
•"FOR" the election of each nominee for director named in this proxy statement;
•"FOR" the ratification and approval of Forvis Mazars, LLP as our independent registered public accounting firm; and
•"FOR" the advisory approval of the compensation of our executives disclosed in this proxy statement.

What shares can I vote?
The only outstanding securities of our Company having voting rights at the annual meeting are the shares of our common stock, $1.00 par value. Each issued and outstanding share of our common stock as of the close of business on the March 28, 2025 record date for the annual meeting is entitled to one vote on each matter submitted to a vote at the annual meeting. As of the record date, 6,972,769 shares of our common stock were outstanding.
You may vote all shares of our common stock that you held as of the record date. This includes (i) shares held directly in your name as the shareholder of record, (ii) shares held for you as the beneficial owner through a broker, trustee or other nominee, sometimes referred to as shares held in "street name," and (iii) shares held for you in our Company's Profit-Sharing 401(k) Plan.
How do I submit my vote?
Generally, you may vote your shares by Internet, by telephone, by completing, signing and returning the proxy card or voting instruction form provided to you, or by attending the annual meeting and voting in person. If you vote by Internet or by telephone, you do not need to return the proxy card. You will need to have your proxy card in hand if you vote by Internet or by telephone. Specific voting instructions are found on the proxy card or voting instruction form provided to you.
Shares held by the shareholder of record. If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record, and these proxy materials were sent to you directly. As the shareholder of record, you have the right to grant your proxy vote directly or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.
Shares held in street name. If you hold shares in a brokerage account or through some other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, trustee or other nominee, together with a voting instruction form. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares by following the instructions on the voting instruction form. Although you may attend the annual meeting, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from your broker, trustee or nominee. We may require a recent brokerage statement or other proof of ownership for admission to the meeting. You may vote your shares by any of the options listed on the voting instruction form.
Shares held in our Company benefit plans. If your shares are held for you in our Company's Profit-Sharing 401(k) Plan, you are receiving a voting instruction form from the plan trustee or administrator. To vote these shares, you will need to follow the specific voting instructions appearing on the voting instruction form. We must receive your completed voting instruction form by the deadline specified in such form. You may attend the annual meeting, however, you may not vote these shares in person at the meeting.
Can I change my proxy vote or revoke my proxy?
If you are a shareholder of record, you may change your vote or revoke your proxy any time before your vote is used at the annual meeting by:
•submitting a valid, later-dated proxy;
•submitting a valid, subsequent vote by telephone or the Internet;
•notifying our corporate secretary in writing that you have revoked your proxy; or
•completing a written ballot at the annual meeting.
Attendance at the annual meeting will not in and of itself constitute a revocation of your proxy.
If you hold shares as the beneficial owner in street name, you may change your vote by submitting new voting instructions to your broker, trustee or other nominee or, if you have obtained a legal proxy from your broker, trustee or nominee, by voting in person at the annual meeting.

You may revoke your voting instructions with respect to any shares of common stock you hold in our benefit plans by delivering a valid, later-dated voting instruction form by the deadline specified in the voting instructions furnished by the plan trustee or administrator.
How many votes are needed to conduct business at the annual meeting?
A majority of all outstanding shares of our common stock entitled to vote at the annual meeting must be present or represented by proxy in order to satisfy the quorum requirement for the transaction of business at the annual meeting. Both abstentions and broker non-votes (described below under "What is the effect of a broker non-vote?") are counted as present and entitled to vote for purposes of determining a quorum. If a quorum should not be present, the annual meeting may be adjourned from time to time until a quorum is obtained.
How are votes counted?
If you are a shareholder of record and you give your proxy, the shares represented by the proxy will be voted in accordance with your instructions. However, if you are a shareholder of record and you give your proxy without providing voting instructions on one or more proposals, your proxy will be voted for those unmarked proposals in accordance with the recommendation of our board of directors (which recommendation is identified above under "How does our board of directors recommend that I vote?").
If your shares are held in street name through a broker or other nominee, they will be voted in accordance with the voting instructions that you provide. If you do not provide voting instructions, your broker or other nominee is only permitted to vote your shares on proposals that are considered routine under applicable stock exchange rules. It is anticipated that only the proposal to ratify the appointment of Forvis Mazars, LLP as our independent registered public accounting firm would be considered to be routine.
If your shares are held in our Company's Profit-Sharing 401(k) Plan, they will be voted in accordance with your voting instructions. If the plan trustee or administrator does not receive voting instructions for shares held in the plan by the deadline specified in the voting instruction form, the shares credited to your account will be voted to "abstain." If your shares are represented at the meeting and are voted to "abstain" with respect to any nominee or proposal, this will have the same effect as a vote against such nominee or proposal.
What vote is required to approve the proposals at the annual meeting?
Election of Directors. Directors are elected by receiving the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote in the election of directors. Shareholders may vote for or against any nominee for director or may abstain from voting for any or all nominees for director. If your shares are represented at the meeting and are voted to "abstain" with respect to a particular nominee, it will have the same effect as a vote against the nominee. Shareholders do not have cumulative voting rights in the election of directors.
Other Matters. Approval of the proposal to ratify and approve the selection of Forvis Mazars, LLP as our independent registered public accounting firm, the proposal for advisory approval of the compensation of our executives disclosed in this proxy statement and all other proposals that properly may come before the annual meeting require the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the particular proposal. Shareholders may vote for or against any proposal at the meeting or may abstain from voting on any such proposal. If your shares are represented at the meeting and are voted to "abstain" with respect to any proposal, this will have the same effect as a vote against the proposal.
What is the effect of a broker non-vote?
A "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. If you hold shares in street name through a broker or other nominee and do not vote your shares or provide voting instructions, your broker or other nominee may vote for you on "routine" proposals but not on "non-routine" proposals. It is anticipated that the ratification and approval of the selection of Forvis Mazars, LLP as our independent registered public accounting firm would be considered routine, but the election of directors and the advisory approval of the compensation of our executives would be considered non-routine. Therefore, if you do not vote on any non-routine proposal or provide voting instructions, your broker or other nominee will not be allowed to vote your shares on such proposal. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting if the shares are otherwise properly represented at the meeting. Broker non-votes are not counted for purposes of determining the number of shares entitled to vote on any proposal for which the broker or other nominee lacks discretionary authority, and therefore would reduce the number of affirmative votes that are necessary to approve that proposal.
Are there any other matters that will be considered at the annual meeting?
The only items of business that may be properly brought before the annual meeting are the matters set forth in this proxy statement or those brought before the meeting by or at the direction of our board of directors. We are not aware of any business to be acted upon at the annual meeting other than the items described in this proxy statement. Your signed proxy, however, will entitle the persons named as proxy holders to vote in their discretion for any other matter that is properly presented at the meeting.
Who pays the cost of soliciting votes at the annual meeting?
Our board of directors is making this proxy solicitation, and our Company will bear all costs of this solicitation. In addition to the use of the mails, proxies may be solicited personally or by telephone by some of the regular employees of our Company and of our subsidiary bank, at no additional compensation. Our Company may reimburse brokers, banks and other persons holding stock in their names, or in the names of nominees, for their expenses incurred in sending proxy materials to their principals and obtaining their proxies. Our Company requests that brokerage houses and other custodians, nominees and fiduciaries forward the soliciting materials to the beneficial owners of the shares of common stock held of record by such persons. If you choose to access proxy materials or vote by Internet, you are responsible for any Internet access charges you may incur.
Where can I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting and will publish those results in a report on Form 8-K filed with the Securities and Exchange Commission or SEC within four business days of the day on which the annual meeting ends. If the voting results included in such Form 8-K are not final, we will publish the final results in an amended report on Form 8-K within four business days after the final voting results are known.
Why did I receive a Notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set of printed proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.
What should I do if I receive more than one set of proxy materials?
You may receive multiple sets of proxy materials if you hold shares in more than one brokerage account or if you are a shareholder of record and have shares registered in more than one name. Please vote the shares on each proxy card or voting instruction form you receive.
We have adopted a "householding" procedure which allows us, unless a shareholder withholds consent, to send one proxy statement and annual report to multiple shareholders sharing the same address. Each shareholder at a given address will receive a separate proxy card or voting instruction form. If you are receiving multiple sets of proxy materials and wish to have your accounts householded, or if you no longer wish to participate in householding and wish to revoke your consent, call our corporate secretary, Kathleen L. Bruegenhemke, at (573) 761-6179, or send written instructions to our corporate secretary at Hawthorn Bancshares, Inc., P.O. Box 688, Jefferson City, MO 65102. We will act in accordance with your wishes within 30 days after receiving such notification.

Many brokerage firms participate in householding as well. If you have a householding request for your brokerage account, please contact your broker.
Where may I obtain financial and other information about Hawthorn?
We filed our annual report on Form 10-K for the year ended December 31, 2024 with the SEC on March 17, 2025. Our annual report to shareholders, containing our audited financial statements for 2024, accompanies this proxy statement. This proxy statement, our annual report to shareholders, our Form 10-K and our other proxy materials are available on our internet website (www.hawthornbancshares.com) and on the SEC’s internet website (www.sec.gov). Information on any website that we refer to does not constitute part of this proxy statement.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
ITEM 1: ELECTION OF DIRECTORS
What am I voting on?
One of the purposes of this annual meeting is to elect four directors in Class III to serve for a three-year term expiring at the annual meeting of shareholders in 2028 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.
What is the structure of our board and how often are directors elected?
Our board of directors consists of twelve directors. Our articles of incorporation divides the board into three classes of directors, with directors serving staggered terms of three years and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. The present terms of Gregg A. Bexten, Shawna M. Hettinger, Kevin L. Riley and David T. Turner, the four directors in Class III, expire at this annual meeting. Directors in Class I (Kathleen L. Bruegenhemke, Douglas T. Eden, Philip D. Freeman and Jonathan D. Holtaway) and Class II (Frank E. Burkhead, Brent M. Giles, Jonathan L. States and Gus S. Wetzel, III), have terms expiring at the time of the annual meeting of shareholders in 2026 and 2027, respectively. Our board of directors has determined that Messrs. Burkhead, Eden, Freeman, Holtaway, Riley, States and Wetzel and Mrs. Hettinger each satisfies the independence requirements of The Nasdaq Global Select Market or Nasdaq.
Who are this year’s nominees?
The nominating and corporate governance committee of our board of directors has designated Gregg A. Bexten, Shawna M. Hettinger, Kevin L. Riley and David T. Turner as the nominees proposed for election at the annual meeting. Each of these nominees currently serves on our board. Unless authority to vote for the nominees or a particular nominee is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of Messrs. Bexten, Riley, Turner and Mrs. Hettinger.

The following table sets forth certain information with respect to each person nominated for election as a director at the annual meeting and each director whose term of office will continue after the annual meeting.

Name	Age	Position With Our Company	Director Since
NOMINEES
Class III: New Term to expire in 2028
Gregg A. Bexten	57	President and Director	2023
Shawna M. Hettinger	53	Director	2022
Kevin L. Riley	69	Director	1995
David T. Turner	68	Chairman and Director	1997

DIRECTORS CONTINUING IN OFFICE

Class I: Term to expire in 2026
Kathleen L. Bruegenhemke	59	Executive Vice President, Chief Operations Officer, Chief Risk Officer, Secretary and Director	2017
Douglas T. Eden	54	Director	2023
Philip D. Freeman	71	Director	1993
Jonathan D. Holtaway	54	Director	2019

Class II: Term to expire in 2027
Frank E. Burkhead	53	Director	2014
Brent M. Giles	57	Chief Executive Officer and Director	2023
Jonathan L. States	54	Director	2022
Gus S. Wetzel, III	46	Director	2018
There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director.
What is the business experience of the nominees and of our continuing board members and the basis for the conclusion that each such person should serve on our board?
Described below is the business experience for at least the last five years of each person nominated for election as a director at the annual meeting and each person whose term of office as director will continue after the annual meeting, as well as the specific experience, qualifications, attributes and skills of each such person that led to the conclusion that such person should serve on our board.
Gregg A. Bexten has served as a director and president of our Company and of Hawthorn Bank since May 2023. From 2014 until May of 2023, he served as Regional President of the Central Region. From 1998 until 2014, he served as a commercial lender in our Central Region with the titles of Senior Vice President and Vice President and as Internal Auditor. Prior to joining the Bank, Mr. Bexten served as a commercial lender with another financial institution and as a Commissioned Bank Examiner for the Federal Reserve Bank of St. Louis. Mr. Bexten possesses considerable expertise in overseeing lending, various finance and regulatory compliance aspects of community banking, which he attained through over 30 years of service, first as a bank regulator and then as a dedicated, tenured employee of Hawthorn Bank. His expertise, and the community banking relationships he has developed in the mid-Missouri market, will benefit board discussions and decisions in the future.

Kathleen L. Bruegenhemke, CPA has served as a director of our Company and of Hawthorn Bank since March 2017. She has served as Executive Vice President since May 2024. She served as Senior Vice President of the Company from 1997 until February 2024, as Secretary of the Company since 1997 and as Chief Risk Officer of the Company since June 2006. With the exception of six months (November 2023 - April 2024), Ms. Bruegenhemke has served as Chief Operations Officer of Hawthorn Bank since January 2017. From October 2014 until December 2016, she served as Columbia Market President. From January 1992 until November 1997, she served as Internal Auditor of Hawthorn Bank (or of one of its constituent predecessors).  Prior to joining the Bank, Ms. Bruegenhemke served as a Commissioned Bank Examiner for the Federal Deposit Insurance Corporation. Ms. Bruegenhemke is a certified public accountant and possesses considerable expertise in overseeing various finance, regulatory compliance and risk management aspects of community banking, which she attained through over 30 years of service, first as a bank regulator and then as a dedicated employee of Hawthorn Bank. Her expertise, and the customer and community relationships she has developed, particularly in the Columbia, Missouri market, will benefit board discussions and decisions and support the conclusion that Ms. Bruegenhemke should serve on our board.
Frank E. Burkhead, CPA AIF, has served as a director of Hawthorn Bank and of our Company since July 2014. Mr. Burkhead also serves on our nominating and corporate governance, audit and compensation committees. He is the co-owner of Burkhead & Associates LLC and owner of Burkhead Wealth Management since their founding in 1999. Mr. Burkhead is a certified public accountant and wealth and financial planner licensed in multiple states. Early in his working career, Mr. Burkhead served our Company as a teller, in customer service and as a loan adjuster in the Jefferson City market. Mr. Burkhead brings business success in over 30 years of experience in the financial planning and tax planning business. Mr. Burkhead contributes a strong accounting background as well as an excellent reputation as a business leader in the central Missouri business community.
Douglas T. Eden has served as a director of our Company and of Hawthorn Bank since October 2023. He is currently the Principal and Investment Advisor Representative of Eden Capital Management, LLC based in Lakewood Ranch, Florida. Mr. Eden earned his Bachelor’s Degree in Economics from The Wharton School of the University of Pennsylvania in 1992 and worked in the property & casualty insurance industry for 24 years serving as Senior Vice President with CNA Financial in Chicago, Illinois, Senior Vice President with The Main Street America Group in Jacksonville, Florida and Executive Vice President with Selective Insurance Company in Branchville, New Jersey. Mr. Eden is an active investor, privately managing assets for more than 25 years and from 2012 until 2014 he served on the Investment Committee of the Main Street America Group with oversight of the Property & Casualty insurer’s $2 billion investment portfolio. It is anticipated that board discussions and decisions will benefit from his over 30 years of experience in the property & casualty insurance industry and investment advising.

Philip D. Freeman has served as a director of Hawthorn Bank (or one of its constituent predecessors) since 1990 and of our Company since 1993. He is the owner of Freeman Properties JCMO, LLC. Mr. Freeman also serves on our nominating and corporate governance, audit and compensation committees. The conclusion that Mr. Freeman should serve on our board is founded on his over 50 years of experience in managing a successful business with compassion, which experience has given him an appreciation for the needs of people in our market and earned him the respect of many in the Jefferson City business community. His leadership on various committees of the board has been accompanied by his development of a high level of competency and expertise in areas of focus for our board, including executive compensation, financial reporting and investor relations.

Brent M. Giles has served as a director and CEO of our Company and of Hawthorn Bank since May 2023. For the prior three years, Mr. Giles was the CEO of Wisconsin Bank and Trust and Bank of Blue Valley. From 2003 until the sale in 2019, Mr. Giles served as Chairman and Chief Executive Officer of Liberty Bancorp, Inc. and BankLiberty where he took the company public, and through several acquisitions and organic growth, became one of the nation’s top performing community banks. BankLiberty was recognized many times as a “best bank,” “best place to work,” and “strongest mid-size bank.” Prior to 2003, Mr. Giles had several commercial banking roles of increasing responsibility and spent 9 years as an FDIC examiner. Mr. Giles received his bachelor’s degree in banking and finance and his MBA both from the University of Missouri where he is still involved by speaking to graduate banking classes. Mr. Giles provides valuable insight to our board through his extensive experience in the banking industry, including serving as a chief executive officer at a number of financial institutions and his role as CEO.
Shawna M. Hettinger has served as a director of Hawthorn Bank and of our Company since September 2022. Mrs. Hettinger is president and majority owner of Streetwise, Inc., a pavement marking and traffic control company based in Grandview, Missouri. She has over 15 years of experience in the construction industry. Mrs. Hettinger’s knowledge in business, the construction industry and her relationships with customers in our Kansas City and Springfield markets are of value to our Company and led to the conclusion that she should serve on our board.
Jonathan D. Holtaway has served as a director of our Company and of Hawthorn Bank since March 2019. He is President of Ategra Capital Management, LLC, a registered investment advisor founded by Mr. Holtaway in 2005 and based in Vienna, Virginia. He serves as managing member of Ategra GP, LLC, the general partner of Ategra Community Financial Institution Fund, LP, a fund which invests primarily in the securities of companies in the bank and thrift industry and Ategra LS500, LP, a fund which invests primarily in large capitalization equities in the United States. From July 1992 until September 2001, Mr. Holtaway served as Managing Director and Partner of Danielson Associates, an investment banking company which provided advisory services to community financial institutions. It is anticipated that board discussions and decisions will benefit from his understanding of the fundamentals of community banking derived from his over 30 years of experience as an analyst of, advisor to, and investor in, community banks and other financial institutions.
Kevin L. Riley has served as a director of Hawthorn Bank (or one of its constituent predecessors) and of our Company since 1995. He was co-owner of Riley Chevrolet, Buick, GMC, Cadillac and Riley Toyota, Inc., each a Jefferson City, Missouri automobile dealership since 1986 and 1992, respectively, having recently retired. His plans are to continue to live in the Jefferson City area and stay active in business, charitable and different board functions. Mr. Riley also serves on our nominating and corporate governance, audit and compensation committees. Mr. Riley's years of experience in managing successful automobile dealerships (for which customer financing is an important part) and in regularly coming in contact with people in our market are of value to our Company and led to the conclusion that he should serve on our board. Board discussions and decisions benefit from his knowledge of customer relationship management.
Jonathan L. States has served as a director of our Company and of Hawthorn Bank since September 2022. He is a member/owner of Little Dixie Construction, a Columbia, Missouri based general contracting firm. Mr. States has over 30 years’ experience in the commercial construction industry. Being in the construction business has allowed Mr. States the opportunity to be actively involved in the commercial real estate business keeping him aware of the local and regional market. His knowledge of the construction industry and his relationships with customers throughout Missouri are of value to our Company and led to the conclusion that he should serve on our board.
David T. Turner has served as a director of our Company and of Hawthorn Bank (or of its constituent predecessors) since January 1997. He has served as our Chairman since his retirement as Executive Chairman in January 2024, and he previously served as Executive Chairman since April 2023. Mr. Turner served as president of our Company from March 2002 until April 2023 and as chairman and chief executive officer of our Company from January 2011 until his retirement in April 2023. He also served as chairman, chief executive officer and president of Hawthorn Bank from April 2002 until April 2023. Mr. Turner served as vice chairman of our Company from June 1998 through March 2002 and as senior vice president of our Company from 1993 until June 1998. He served as president of a predecessor to Hawthorn Bank from January 1997 through March 2002 when he assumed the position of chairman, chief executive officer and president. He served as senior vice president of that same predecessor from June 1992 through December 1996 and as its vice president from 1985 until June 1992. The conclusion that Mr. Turner should serve on our board is founded on his experience in the banking industry and familiarity with Hawthorn Bank and many of its customers. He brings valuable insights gained from his career at Hawthorn Bank in developing and promoting lasting customer relationships, sound ethical practices and a dedicated, service-oriented staff.
Gus S. Wetzel, III has served as a director of our Company since November 2018 and as a director of Hawthorn Bank since April 2017. Mr. Wetzel also serves on our nominating and corporate governance, audit and compensation committees. Mr. Wetzel has held his real estate license with Re/Max Truman Lake since 2008. He is also currently an owner of Meadows Contracting, LLC and Meadows Development Company where he has actively developed commercial and residential properties for over 20 years. Mr. Wetzel is a leader within the Clinton, Missouri business community. Mr. Wetzel's knowledge of the Clinton, Missouri real estate environment and his relationships with customers in the community benefit directorate discussions.
What if a nominee is unwilling or unable to serve?
Each of the nominees listed in this proxy statement has indicated his willingness to serve as a director if elected, and the board of directors has no reason to believe that any nominee will be unavailable for election. If, for some unforeseen reason, a nominee becomes unwilling or unable to serve, it is intended that shares represented by the proxies will be voted for the election of such substitute nominee as may be designated by our nominating and corporate governance committee, unless the authority to vote for all nominees or for the particular nominee who has ceased to be a candidate has been withheld.
How does our board of directors recommend that I vote?
Our board of directors recommends that you vote "FOR" the election of Gregg A. Bexten, Shawna M. Hettinger, Kevin L. Riley and David T. Turner as Class III directors.

ITEM 2: SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
What am I voting on?
Shareholders are being asked to ratify and approve the selection of Forvis Mazars, LLP as our independent registered public accounting firm for the year ending December 31, 2025. The selection of Forvis Mazars, LLP was made by the audit committee of our board of directors. Forvis Mazars, LLP began serving as our independent auditor on January 1, 2024. In connection with the audit of our financial statements and internal control over financial reporting, our Company entered into an engagement agreement with Forvis Mazars, LLP which sets forth the terms by which Forvis Mazars, LLP will perform audit services for our Company. That agreement may be subject to alternative dispute resolution procedures. The ratification and approval by shareholders of the selection of Forvis Mazars, LLP effectively would also be a ratification of that agreement.
What services do the independent registered public accountants provide?
Audit services to be provided by Forvis Mazars, LLP for 2025 will include the examination of the consolidated financial statements of our Company and services related to our periodic filings with the SEC. Audit services also will include an assessment of our Company's internal control over financial reporting as of December 31, 2025 for the purpose of expressing an opinion on the effectiveness of our Company's internal control over financial reporting. The services provided by our independent registered public accounting firm are more fully described in this proxy statement under the captions "Audit Committee Report" and "Independent Auditor Fees and Services."
Will a representative of our independent registered public accounting firm be present at the meeting?
One or more representatives of Forvis Mazars, LLP may be present at the annual meeting. If present, any such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.
What if this proposal is not approved?
Shareholder ratification and approval of the audit committee's selection of Forvis Mazars, LLP as our independent registered public accounting firm is not required by any statute, regulation or by our bylaws. Nevertheless, if the shareholders do not ratify and approve the selection of Forvis Mazars, LLP at the annual meeting, the audit committee will reconsider the appointment. Submission of our selection of Forvis Mazars, LLP to the shareholders for ratification and approval will not limit the authority of the audit committee to appoint another independent certified public accounting firm to serve as independent auditor if the present auditor resigns or their engagement otherwise is terminated.
How does our board of directors recommend that I vote?
Our board of directors recommends that you vote "FOR" approval of the selection of Forvis Mazars, LLP.

ITEM 3: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
What am I voting on?
Shareholders are being given the opportunity at the annual meeting to cast an advisory vote on the compensation of our Company's executives. This vote, commonly known as "say-on-pay," gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:
Resolved, that the shareholders approve the compensation paid to our Company's executives pursuant to the policies and procedures employed by our Company, as described in the proxy statement for the 2025 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis and the tabular and narrative disclosure regarding named executive officer compensation.
Because your vote is advisory, it will not be binding upon our board of directors. However, our compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements.
How does our board of directors recommend that I vote?
Our board of directors recommends that you vote "FOR" approval of the above resolution concerning the compensation paid to our Company's executives.

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Leadership Structure
Our Company has elected to have two separate individuals serve as Chairman and Chief Executive Officer (“CEO”). Mr. Turner serves as our Chairman, and Mr. Giles serves as our CEO. The board believes that this separation facilitates the independence of the board and is appropriate for the size and structure of the Company. In addition, the structure allows us to draw upon the skills and experiences of both our Chairman and our CEO, while allowing our CEO to focus on overseeing the Company’s day-to-day operations and long-term strategic planning. If in the future, the board, after considering facts and circumstances at the time, appoints the CEO as Chairman of the board, we will promptly publicly disclose the appointment.

    The Chairman’s duties and responsibilities include: (1) developing and establishing board meeting agendas and the appropriate schedule of board meetings, in consultation with the CEO and the other directors; (2) along with other board members, engaging in communications with shareholders and other stakeholders, including at our annual meetings; (3) engaging with the CEO, chairs of board committees, and other members of the board regarding board structure; and (4) encouraging professional development of the board members and executive officers.

Our board of directors is comprised of Mr. Turner, Mr. Giles and ten other directors, including eight directors who satisfy Nasdaq's independence requirements. Our corporate governance guidelines provide that our independent directors will meet regularly in executive session. Our Company does not have a member of our board who is formally identified as the lead independent director; however, Philip D. Freeman, an independent director, leads these executive sessions. In addition, each of the board committees is comprised solely of independent directors. In meetings of the three board committees, the meetings are led by the respective independent chairs of each committee. Our board leadership structure has been effective for our Company. We believe that having a separate chairman of the board, a chief executive officer and an independent chair for each of our board committees currently provides the right form of leadership for our Company.
Risk Oversight
Although it is management's job to assess and manage our Company's exposure to risk, our board of directors oversees our Company's risk management and establishes policies that govern the process. Our board strives to ensure that risk management is incorporated into our Company's culture, and to foster risk-aware and risk-adjusted decision making throughout the organization. Our board also establishes standards for risk management by approving policies and directives that address and mitigate our Company's most material risks. These include policies and directives addressing credit risk, interest rate risk, capital risk and liquidity risk, as well as regulatory compliance. Our risk management processes are designed to bring to our board's attention our most material risks through various reports presented by management, including our chief risk officer, internal and external auditors, and regulatory examiners, and to enable our board to understand the risks and how they are addressed.
In overseeing our Company's risk management, our board conducts much of its risk oversight activities through our audit committee, which works closely with our chief risk officer. Our audit committee meets at least quarterly each year with our chief risk officer and other members of management and receives a comprehensive report on enterprise risk management, including management's assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. Our chief risk officer provides a presentation on enterprise risk management to the full board at least once each year. From time to time our audit committee also receives updates between meetings from our chief risk officer, our chief executive officer, our chief financial officer and other members of management relating to risk oversight matters. Our audit committee reports to the full board of directors after each meeting of the committee.
In addition to our audit committee, our board relies on our compensation committee for risk oversight activities within its area of responsibility. Our compensation committee most closely monitors the risks to which our compensation policies and practices could subject us. In performing these functions, the committee considers input from our chief risk officer and other members of management. In 2024 the committee reviewed our compensation programs and determined that they do not subject our Company to unnecessary or excessive risk or motivate staff members to manipulate our earnings and therefore are not reasonably likely to have a material adverse effect on our Company.

Securities Trading Policy and Policy Regarding Hedging
Our insider trading policy is designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards, and prohibits executive officers, directors, certain employees with access to our material, non-public information and certain of their respective relatives and controlled persons ("Covered Persons") from purchasing or selling any type of security, whether issued by the Company or another publicly-held company, while such person is aware of material, non-public information relating to the Company or such other publicly-held company or from providing such material, non-public information to any person who may trade while aware of such information. This policy also prohibits Covered Persons from engaging in transactions in securities of the Company that are speculative in nature. These transactions include, but are not limited to: (1) the writing of a call option and the purchase of a put option if the amount of securities underlying the option exceed the securities that the Covered Person otherwise owns; (2) "sales against the box" (i.e., selling of borrowed securities when the Covered Person owns sufficient shares to cover the sale); and (3) transacting in the securities of any entity with which the Company is dealing or is proposing to deal. This policy also strongly discourages Covered Persons from engaging in forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, and requires Covered Persons to obtain pre-clearance from the Company prior to entering into such transactions, with such request for pre-clearance setting forth a justification for such transactions.
Communication with the Board
Our board of directors has not established a formal process for shareholders to follow in sending communications to our board or its members, as our policy has been to forward to the directors any shareholder correspondence we receive that is addressed to them. Shareholders who wish to communicate with our board or any of our directors may do so. Such communications must be addressed to our board or any such director in care of our corporate secretary at Hawthorn Bancshares, Inc., P.O. Box 688, Jefferson City, MO 65102. Alternatively, such communications may be sent by e-mail to kbruegenhemke@hawthornbank.com. All such communications will be compiled by our corporate secretary and submitted to our board or the individual director, as applicable, on a periodic basis.
Neither our board of directors nor a specific director is required to respond to a shareholder communication. To avoid selective disclosure, our board or the individual director may respond to a shareholder's communication only if the communication involves information which is not material or which is already public. In such case, our board of directors, as a whole, or the individual director may respond, if at all:
•directly, following consultation with our corporate secretary or other advisors or without additional consultation, as our board determines appropriate;
•indirectly through our corporate secretary or other designated officer, following consultation with our corporate secretary or other advisors or without additional consultation, as our board determines appropriate; or
•pursuant to such other means as our board determines appropriate from time to time.
If the communication involves material non-public information, our board of directors or the individual director will not provide a response to the shareholder concerning such information. Our Company may, however, publicly provide information responsive to such communication if (following consultation with our advisors, as our board determines appropriate) our board determines disclosure is appropriate. In that case, the responsive information will be provided in compliance with SEC Regulation FD and other applicable laws and regulations.
Consideration of Director Nominees
In identifying and evaluating director nominees, the nominating and corporate governance committee of our board of directors may receive recommendations from management, from other directors and from shareholders. The committee reviews and considers information on each candidate and evaluates it in light of the needs and requirements of our Company. The committee believes that our board and its committees should be comprised of persons who are of high character and integrity, who have a personal and professional reputation that is consistent with the image and reputation of our Company, and who have expertise that may be useful to our Company. The committee also considers various factors, including the independence of the candidate, as well as his or her education or special skills, areas of expertise, experience, business associations, reputation and other characteristics and qualities that the committee believes are likely to enhance the effectiveness of our board and its committees. In determining whether a director should be retained and stand for re-election, the committee also considers the director's past attendance at meetings and participation in and contributions to the activities of our board and each committee on which such director serves. The committee does not assign specific weights to particular factors and no particular factor is necessarily applicable to all prospective nominees. No person will be eligible to stand for election as a director if he or she has been convicted of a felony without right of further appeal. In addition, no person may serve as a director after the end of the term in which his or her 75th birthday occurred, nor may any person be eligible to stand for election as a director after his or her 75th birthday. The committee does not have a formal policy concerning its consideration of diversity in identifying director nominees. Although the committee may consider diversity in identifying director nominees, it did not do so with respect to the selection of the nominees for this annual meeting. The committee seeks to identify and recruit the best available candidates, without regard to race, color, religion, sex, age, marital status, ancestry, national origin or disability.
Shareholders who wish the nominating and corporate governance committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the nominating and corporate governance committee in care of our corporate secretary at Hawthorn Bancshares, Inc., P.O. Box 688, Jefferson City, MO 65102. All nominees, including those submitted by shareholders in accordance with these procedures, will be evaluated using generally the same methods and criteria described above, although those methods and criteria are not standardized and may vary from time to time. Shareholders also may submit director nominations to our Company in accordance with the procedures described below under "Shareholder Proposals."
Committees of the Board
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Members of the committees serve at the pleasure of our board of directors.
Audit Committee. The audit committee of our board of directors currently is comprised of Mr. Burkhead, its chairman, and Messrs. Freeman, Holtaway, Riley and Wetzel. Our board of directors has determined that each member of the audit committee is independent as defined by Nasdaq's independence standards. The committee members also each meet the additional independence standards of Rule 10A-3 of the Securities Exchange Act of 1934. In addition, our board of directors has determined that Frank E. Burkhead meets the SEC's definition of an "audit committee financial expert." The audit committee assists our board in fulfilling its responsibilities with respect to accounting and financial reporting practices and the scope and expense of audit and related services provided by external auditors, among others. The audit committee is responsible for apprising our board of management's compliance with board mandated policies, internal procedures and applicable laws and regulations. The committee works with the internal audit department and external auditors and supervises the internal audit function directly, reviews and approves the hiring of audit personnel and evaluates the performance of the internal audit function and the external auditors. The committee also has the duty to make, or cause to be made, a suitable examination and audit of the financial affairs of our Company and its subsidiaries at least annually, and to report its findings to our board of directors. A more complete description of the audit committee's functions is provided in its charter, a copy of which is available on our internet website (www.hawthornbancshares.com) under the "Governance Documents" menu tab. The audit committee met eight times during 2024.
Compensation Committee. The compensation committee of our board of directors currently is comprised of Mr. Wetzel, its chairman, and Messrs. Burkhead, Eden, Freeman, Riley and States. Our board of directors has determined that each member of the compensation committee is independent as defined by Nasdaq's independence standards. The committee members also each meet the definition of "non-employee director" under SEC Rule 16b-3. The committee is responsible for reviewing and making recommendations to our board of directors regarding the compensation and benefits of our executive officers and directors and for establishing and administering our executive compensation program. Our chief executive officer assists the committee from time to time on a variety of compensation matters, including making recommendations for the appropriate salaries and bonuses of our executive officers (other than our chief executive officer). The committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts. A more complete description of the committee's functions is provided in its charter, a copy of which is available on our internet website (www.hawthornbancshares.com) under the "Governance Documents" menu tab. The compensation committee met six times during 2024.
Nominating and Corporate Governance Committee. The members of our nominating and corporate governance committee currently are Mr. Freeman, its chairman, and Messrs. Burkhead, Eden, Riley and Wetzel, and Mrs. Hettinger, each of whom is independent, as defined by Nasdaq's independence standards. This committee is responsible for the director nomination process, including evaluating and recommending director nominees and committee appointments. It also is responsible for various other governance related matters, including an annual board assessment. A more complete description of the committee's functions is provided in its charter, a copy of which is available on our internet website

(www.hawthornbancshares.com) under the "Governance Documents" menu tab. The nominating and corporate governance committee met three times during 2024.
Meetings of the Board
During 2024, our board of directors held nine meetings. Each director attended at least 75% of the total meetings of our board of directors and of the committees of our board on which he or she served during that year. Our directors discharge their responsibilities throughout the year, not only at such board of directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to our Company. All of our directors are also board members of our subsidiary bank, which meets on a regular basis.
The independent non-management members of our board of directors regularly hold executive sessions (at least once per year) without management present.
Directors are encouraged by our Company to attend our annual meeting of shareholders if their schedules permit, but our Company does not otherwise have a policy regarding such attendance. Each director was either present at the annual meeting of shareholders held in June 2024 or attended by phone, with the exception of Mr. Holtaway. The board of directors typically meets immediately following the annual meeting of shareholders, which facilitates the directors' attendance at the annual meeting of shareholders.
Code of Ethics
Our board of directors has adopted a code of business conduct and ethics applicable to all employees, officers and directors, including our principal executive officer and our principal financial officer. A copy of the code of business conduct and ethics is available without charge to any shareholder who requests it by writing to our corporate secretary at Hawthorn Bancshares, Inc., P.O. Box 688, Jefferson City, MO 65102. It also is available on our internet website (www.hawthornbancshares.com) under the "Governance Documents" menu tab. Any substantive amendment to, or waiver from, a provision of this code that applies to our principal executive officer or principal financial officer will be disclosed on our internet website and, if required by rules of the SEC or Nasdaq, in reports we file with the SEC.
Director Compensation
Only outside (non-employee) members of our board of directors receive compensation for their service to our Company as a director. Each of these outside (non-employee) directors receive a monthly retainer of $2,000, $900 for each board meeting and $650 for each committee meeting attended.
All directors of our Company are also directors of Hawthorn Bank, and in that capacity may receive compensation from Hawthorn Bank. For their service to Hawthorn Bank as a director, each of Hawthorn Bank's outside (non-employee) directors is paid $650 for each meeting of the board attended.
Compensation earned in 2024 by each person currently serving as a non-employee director during such year for service on our board and its committees is presented in the table below.

Name	Fees Earned or Paid in Cash ($) (1)	All Other Compensation ($)	Total ($)
Frank E. Burkhead	43,800	—	43,800
Douglas T. Eden	36,650	—	36,650
Philip D. Freeman	43,150	—	43,150
Shawna M. Hettinger	34,700	—	34,700
Jonathan D. Holtaway	35,750	—	35,750
Kevin L. Riley	40,550	—	40,550
Jonathan L. States	36,000	—	36,000
David T. Turner (2)	33,650	182,689	216,339
Gus S. Wetzel, III	43,800	—	43,800

_____________
(1)Includes fees received for service as directors and committee members of our Company, and of our subsidiary bank, Hawthorn Bank, as follows:

Name	Hawthorn Bancshares Retainer ($)	Hawthorn Bancshares Meeting Fees ($)	Hawthorn Bank Meeting Fees ($)	Total Fees Earned or Paid in Cash ($)
Frank E. Burkhead	24,000	17,850	1,950	43,800
Douglas T. Eden	24,000	10,700	1,950	36,650
Philip D. Freeman	24,000	17,850	1,300	43,150
Shawna M. Hettinger	24,000	8,750	1,950	34,700
Jonathan D. Holtaway	24,000	9,800	1,950	35,750
Kevin L. Riley	24,000	15,250	1,300	40,550
Jonathan L. States	24,000	10,050	1,950	36,000
David T. Turner	22,000	8,100	3,550	33,650
Gus S. Wetzel, III	24,000	17,850	1,950	43,800
(2)Mr. Turner retired as Executive Chairman effective January 5, 2024, but did not perform any services as an executive officer during 2024. Mr. Turner received the following benefits in connection with his retirement or for his services provided prior to his retirement: (i) a cash payment of $102,941 for regular pay and accrued but unpaid holiday pay and unused vacation; (ii) the Company transferred a Company-owned car to Mr. Turner as a gift in recognition of his past services to the Company with an incremental cost of $58,674; and (iii) contributions to the Hawthorn Bancshares, Inc. Profit-Sharing 401(k) Plan (and its predecessor plans) paid by our Company.

EXECUTIVE COMPENSATION AND RELATED MATTERS
Compensation Discussion and Analysis
This compensation discussion and analysis describes the material elements of compensation of our chief executive officer and our two other most highly compensated executive officers for 2024, collectively referred to as our "named executive officers." It also provides information on our compensation philosophy and our compensation policies and programs designed to achieve our compensation objectives. This discussion and analysis should be read in conjunction with the Summary Compensation Table, its accompanying footnotes and the additional tabular and narrative disclosure that follows the Summary Compensation Table.
Overview of Compensation Program.
The compensation committee of our board of directors has overall responsibility for the establishment, direction and administration of all aspects of the compensation policies and programs for the executive officers of our Company and its subsidiary bank. The committee seeks to ensure that the total compensation paid to the executive officers, taking into account any compensation received from our subsidiary bank, is fair, reasonable and competitive. Our compensation program is reviewed annually to ensure that compensation levels and incentive opportunities are competitive and reflect the performance of our Company and its subsidiary bank as well as performance of the individual executive officer. Under its charter, the compensation committee has the authority to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities and, from time to time, the compensation committee or our Company may retain the services of human resources and executive compensation consulting firms to review and make recommendations concerning our executive compensation program. In 2024, the compensation committee engaged McLagan Partners, Inc. (“McLagan”), which is part of the Human Capital Solutions practice at Aon plc (“Aon”), as its outside independent compensation consultant. The services provided by McLagan included: (1) advising the compensation committee on the principal aspects of the executive compensation program and evolving best practices; (2) advising the committee with respect to the composition of a custom peer group; and (3) providing market information and analysis regarding the competitiveness of our program design and awards in relation to our performance. In 2024, management engaged Aon or its affiliates to provide additional services to the Company consisting of the provision of survey data regarding non-executive compensation and actuarial and related services relating to the Company’s pension plans. The decision to engage Aon or its affiliates for these additional services was made by management and was not approved by the compensation committee; however, the compensation committee was aware of these additional services. The Company paid McLagan fees of approximately $26,750 for the compensation committee consulting services in 2024, and the Company paid Aon or its affiliates fees of approximately $124,888 for the additional services in 2024.

Prior to engaging any advisor, consultant or legal counsel, the compensation committee considers the independence assessment of such advisor pursuant to applicable Nasdaq and SEC rules, but the committee retains discretion to engage any such advisor, without regard to its independence, after considering the findings in such assessment. McLagan and its affiliates have established and followed various policy and practice safeguards between the compensation consultants engaged by the compensation committee and the other Aon service providers to the Company, which are designed to help ensure that the compensation committee’s compensation consultants continue to fulfill their role in providing objective, unbiased advice. In its engagement of McLagan the compensation committee assessed the independence of McLagan taking into consideration all factors specified in applicable Nasdaq and SEC rules, and concluded there was no conflict of interest with respect to their engagement .
Compensation Program Objectives.
The three basic goals or objectives of our executive compensation program are:
•to align our compensation practices with the delivery of shareholder value;
•to drive positive operational and performance results using performance-based compensation awards; and
•to provide total compensation that is substantial enough to act as a retention device.
In determining the structure and levels of each of the components of executive compensation needed to achieve these objectives, all elements of the compensation package are considered in total, rather than any one component in isolation. As more fully described below, the determination of such levels of executive compensation is a subjective process in which many factors are considered, including our Company's and/or subsidiary bank's performance and the individual executive's specific responsibilities, historical and anticipated personal contribution to our business, and length of service with our Company or subsidiary bank.
Role of Executive Officers in Compensation Decisions.
Our executive compensation program, insofar as it pertains to our chief executive officer, is administered solely by the compensation committee of our board of directors. Our executive compensation program, insofar as it pertains to executive officers other than our chief executive officer, is administered by our chief executive officer with respect to non-equity compensation and by the compensation committee with respect to equity compensation. In approving equity compensation awards to our executive officers other than our chief executive officer, the compensation committee gives some deference to the recommendations of our chief executive officer. Mr. Giles, our chief executive officer, and other executive officers of our Company and subsidiary bank, may attend meetings of the committee, but are not present during discussions or deliberations regarding their own compensation.
Compensation Components.
Our compensation program provides variable compensation opportunities, with adequate levels of fixed compensation (“variable compensation” refers to opportunities that are directly linked to the performance of the Company or the value of Hawthorn stock). We use variable compensation to address shareholder alignment and to drive our financial results. Fixed compensation is used to address the predictable and recurring financial needs of our executives. The table below provides more information about the structure of our program.

	Form	Features	Rationale
Fixed Compensation	Base Salary	Determined annually; based on individual performance (subject to broader Company goals), internal pay equity and peer group practices at or near the median	Provides a source of predictable income
Variable Compensation	Performance-Based Incentive Cash Awards	Annual cash bonus, with the amount contingent on attainment of absolute performance measures	Aligns pay and short-term Company performance
Performance-Based Incentive Equity Awards
Shares are issued in a “target” amount at the beginning of a three-year performance cycle and relative performance measures are designated, with final payouts contingent on actual performance during the cycle
Aligns pay and long-term Company performance
	Time-Based Equity Awards	Shares are issued at the beginning of a service-based vesting period, with vesting subject to continuous employment during the period	Acts as a retention device
It is our view that these compensation components collectively promote the achievement of our compensation program objectives identified above by advancing both the short- and long-term interests of our shareholders. Among other things, the long-term interests of our shareholders are advanced by designating a portion of executive compensation to be at risk: namely, incentive compensation (which permits individual performance to be recognized on an annual and long-term basis based, in part, on an evaluation of the executive's contribution to our Company's and/or subsidiary bank's performance) and the grant of stock options and other long-term equity incentive compensation (which directly ties a portion of the executive’s long-term remuneration to stock price appreciation realized by shareholders). The applicable components of the compensation program are addressed separately below.
Base Salary. Our Company provides our named executive officers and other employees with base salary to compensate them for services rendered during the year. We view base salary as a key element of our employee attraction and retention objective. Base salary ranges for executive officers are determined for each executive based on his or her position and responsibility and on management's recommendations, subjective assessments of each executive's growth and effectiveness in the performance of his or her duties and available market data. In this regard, there is a subjective analysis of the role played by each individual executive in generating our Company's and/or subsidiary bank's performance, including a consideration of the executive's specific responsibilities, contributions to our Company's and/or subsidiary bank's business, and length of service. The factors impacting base salary levels are not independently assigned specific weights. We believe that base salary levels must bear a reasonable relationship to those that we perceive to exist in our market for executive talent in order to protect our ability to retain our executives and attract new executives when necessary. Base salary levels typically are considered annually as part of our Company's performance review process as well as upon a promotion or other change in job responsibility. During its review of base salaries for executives, the committee primarily considers:
•internal review of the executive's compensation, both individually and relative to other officers;
•a subjective assessment of the individual performance of the executive; and
•market data, to the extent available, that places the executive's compensation in context to that provided to similarly situated executives of other employers. Our most recent external analysis was performed in 2024 for 2025 compensation by McLagan in which McLagan’s general market and executive banking databases were selected for peer comparison purposes in conjunction with relevant peer proxy information.
The committee did not increase the base salaries of our named executive officers in 2024. Mr. Giles joined our Company in May 2023 and his base salary was established pursuant to his Employment Agreement. Mr. Bexten was appointed President of the Company and subsidiary bank effective May 1, 2023. Following his promotion, Mr. Bexten’s salary was increased on a review of the compensation peer group and a market range analysis and aligns with the median compensation of the peer group. Mr. Weishaar, our only other named executive officer, joined our Company in September 2023.
Incentive Compensation. In 1997, the committee recommended, and the full board of directors approved, the adoption of an incentive bonus program. This program has been an important part of our compensation program in that it was designed to provide incentives to achieve Company and individual performance objectives. Under this program, our Company's and subsidiary bank's officers are eligible to receive annual incentive bonus awards. The officers participating in the program are identified by our chief executive officer and our compensation committee. Performance objectives are established for each of these officers.
The performance objectives for participants may include corporate performance objectives, functional or operating unit performance objectives and personal targeted objectives for performance. In the case of our chief executive officer and other senior officers, the performance objectives for 2024 were focused primarily on the achievement of budgetary, credit quality and operational objectives, while those for the junior officers of our subsidiary bank primarily concern their functional or operating unit performance and the achievement of personal performance objectives. The performance objectives are not independently assigned specific weightings, but instead are subjectively considered based upon their perceived relative importance to each individual officer's job category and responsibilities.
Each officer who is eligible to receive bonus awards is assigned to one of five bonus tiers, which assignment is made primarily according to job complexity and responsibility. Tier one consists of our chief executive officer, Mr. Giles. Tier two generally consists of senior officers of our Company and of our subsidiary bank, including Messrs. Bexten and Weishaar. Target and maximum award levels are established for each tier and are expressed as a percentage of base salary for the officers in the applicable tier. Target awards are established at levels that, when combined with base salary, will achieve the perceived market level of annual compensation for performance that exceeds expectations. No awards are paid if the target level is not achieved. The maximum awards are established at 150% of the targeted award opportunity to reward exceptional performance. Mr. Giles’ annual incentive bonus opportunity for 2024 was established pursuant to the terms of his Employment Agreement. The following table presents the target and maximum award levels (expressed as a percentage of base salary) for each tier of our incentive bonus program.

Tier	Target	Maximum
Tier 1	35%	52%
Tier 2	25%	37%
Tier 3	20%	30%
Tier 4	15%	22%
Tier 5	10%	15%
Bonus awards are allocated among the participants after considering the individual participant's performance, responsibilities and contributions to our Company and/or subsidiary bank, and subjectively analyzing the basis of their aggregate impact on the success of our Company and/or subsidiary bank for the preceding year. The incentive bonus awards earned by each of our named executive officers for each of the last three years, as applicable, appear in the Summary Compensation Table below in the "Non-Equity Incentive Plan Compensation" column.

Equity Incentive Compensation. As described below under “Executive Compensation and Related Matters—Equity Incentive Plan,” our board of directors adopted, and our shareholders subsequently approved in June 2023, the Hawthorn Bancshares, Inc. Equity Incentive Plan (the “Equity Plan”). Under the Equity Plan, equity-based awards may be made to eligible directors, officers and employees. The maximum number of shares that may be issued pursuant to awards under the Equity Plan is 203,000 shares.

This plan is available to provide long-term incentives to executive officers and other employees, as well as non-employee directors, through grants of stock options (non-qualified stock options and incentive stock options), restricted stock awards (“RSAs”), restricted stock units (“RSUs”), performance shares, stock appreciation rights (“SARs”), performance units, bonus shares or other stock-based awards. Awards under the Equity Plan serve to advance the longer term interests of our Company and its shareholders by rewarding executives upon the creation of incremental shareholder value.

The selection of the persons eligible to receive equity awards and the designation of the number of equity awards to be granted to such persons are made by our compensation committee after taking into account management’s assessment of each person’s relative level of authority and responsibility with our subsidiary bank, years of service and base salary, among other factors. To date, the only awards issued under our Equity Plan have been RSUs. In 2024, we issued RSUs to Mr. Giles under the Equity Plan pursuant to his Employment Agreement, and to Mr. Weishaar. These were the only equity awards issued to our named executive officers during 2024.
Retirement Benefits. As described below under "Executive Compensation and Related Matters—Pension Plan," all full-time employees of our Company and subsidiary bank who were hired before July 1, 2017 and have completed five continuous years of employment, including Mr. Bexten, earn the right to receive certain benefits upon retirement under our defined benefit pension plan. The normal retirement benefits provided under the plan for an employee retiring at age 65 with at least 25 years of continuous service are based upon 45% of his or her average compensation over a ten-year period, less 50% of his or her social security benefit. For employees with less than 25 years of continuous service, retirement benefits are reduced proportionally.
Excess Benefit Plan. As described below under "Executive Compensation and Related Matters—Excess Benefit Plan," we established an excess benefit plan to restore certain retirement benefits to selected key management and highly compensated employees that are limited under the Company's defined benefit pension plan due to limitations under the Internal Revenue Code. Under this excess benefit plan, a participant is eligible to receive a monthly benefit, beginning upon the later of the participant's termination of employment or attainment of age 65, equal to the difference between the monthly benefit the participant would have received under our pension plan if certain limits under the Code were not imposed and the participant's actual monthly benefit amount under the pension plan.
Perquisites and Other Personal Benefits. Our Company provides our named executive officers with perquisites and other personal benefits that the compensation committee believe are reasonable and consistent with its overall compensation program to better enable our Company to attract and retain superior employees for key positions. The compensation committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.
Our Company provides each of our named executive officers with the use of an automobile because their responsibilities for our Company and subsidiary bank require travel to our various branch offices on a regular basis. They may use the automobile for personal use as well. Our Company pays local country club membership dues on behalf of some of our named executive officers to assist them in developing and enhancing business relationships in our markets. Considered both individually and in the aggregate, we believe that the perquisites we offer to our named executive officers are reasonable and appropriate. No named executive officers received a perquisite in excess of $25,000 in 2024.
Employment, Change in Control and Severance Agreements
We have entered into an Employment Agreement with Mr. Giles, our chief executive officer. The agreement is primarily intended to promote retention, impose standard restrictive covenants that protect our proprietary information and business and provide compensation opportunities that are relatively consistent for our chief executive officer. More information about the terms of this Employment Agreement is described below under the caption “Employment Agreements.”
Our Company has entered into change in control or severance agreements with various executive officers including Messrs. Bexten and Weishaar, which agreements are described below under the caption "Change in Control and Severance Agreements." These agreements provide for the payment of certain benefits if we terminate the executive's employment or if the executive quits for good reason within a specified time period after a change in control of our Company. This "double trigger" arrangement, which requires both a change in control of our Company and a termination of employment must occur before benefits are triggered, is intended to provide continuity for the business by encouraging the continued employment of the executive following the change in control.
The committee believes the change in control and severance agreements protect shareholder interests by reducing the distraction and uncertainty of key executives during a rumored or actual change in control of our Company. The agreements reinforce and encourage the executives' continued attention and dedication to their duties and provide incentives for them to remain with our Company during the transition. Continuation of the management team is often a crucial factor for the acquiring company. Severance benefits that encourage the executives to continue in their positions, therefore, may result in shareholders receiving a higher value from the deal.
The committee considers the potential amounts payable under the change in control agreements as part of its annual compensation review, but it did not review or revise the agreements in 2024. The benefits provided under these agreements do not impact the committee's decisions regarding other elements of the executives' compensation. Since these agreements provide contingent compensation, not regular compensation, they are evaluated separately in view of their intended purpose.

Compensation Recovery Policy

We have adopted a policy providing for recovery of erroneously awarded incentive-based compensation in the event of a restatement of the Company’s financial statements (the “Clawback Policy”). The Clawback Policy was adopted, effective as of October 2, 2023, to comply with the listing standards adopted by Nasdaq regarding compensation recovery, and the full policy is disclosed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Tax Considerations
Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to public companies for compensation over $1 million paid to certain executive officers. Our policy is to take reasonable and practical steps to avoid or minimize compensation that exceeds the cap so that all or most compensation is tax deductible. All compensation paid to our named executive officers in 2024 was deductible for federal income tax purposes.
Shareholder Advisory Approval of Executive Compensation
At the annual meeting of shareholders held on June 4, 2024, shareholders provided advisory approval of the compensation of our executives disclosed in the proxy statement for that meeting pursuant to the compensation disclosure rules of the SEC. Over 94% of the shares voted were voted for approval of the compensation of our executives at that annual meeting, which encouraged the compensation committee to continue its practices in determining executive compensation. At the annual meeting of the shareholders held on June 2, 2020, shareholders provided advisory approval for holding future advisory votes on executive compensation every year. In light of this shareholder approval for annual advisory votes on executive compensation, shareholders are being asked again to consider and act upon providing advisory approval for the compensation of our executives at this year's annual meeting of shareholders. We value the opinions of shareholders and, to the extent there is any significant advisory vote against the compensation of our executives, the compensation committee will consider the concerns of shareholders reflected by such vote and will evaluate whether any actions are necessary to address those concerns. It is anticipated that shareholders will next be asked to provide advisory approval concerning the frequency of providing advisory approval of the compensation of our executives at our 2026 annual meeting of shareholders.

Grant Practices Specific to Stock Options

Our Company does not currently grant stock options as part of our equity compensation programs. If stock options were to be granted in the future, we would not grant such options in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock. In addition, we generally do not grant stock options (i) during trading blackout periods established under our insider trading policy, or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. These restrictions do not apply to other types of equity awards that do not include an exercise price related to the market price of our common stock on the date of grant.

During fiscal year 2024, (i) none of our named executive officers were awarded stock options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such reports, and (ii) we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Summary Compensation Table
The following summary compensation table summarizes the compensation paid or accrued by our Company or subsidiary bank in the years indicated with respect to our principal executive officer and our two other most highly compensated executive officers for 2024. In this proxy statement, these individuals are referred to as our "named executive officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($) (3)	Total ($)
Brent M. Giles (4)	2024	450,000	—	—	225,027	157,500	—	27,926	860,453
Chief Executive Officer	2023	300,000	—	—	225,037	156,000	—	10,278	691,315

Gregg A. Bexten (5)	2024	350,000	—	—	—	87,500	—	37,022	474,522
President	2023	311,844	3,750	—	—	65,626	—	42,912	424,132

Martin J. Weishaar	2024	275,000	—	—	32,010	68,750	—	15,276	391,036
Executive Vice President, General Counsel
______________
(1)Amounts reflect the aggregate grant date fair value of such awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For policies used in determining these values refer to Note 13 of the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC. These amounts reflect an accounting expense and do not necessarily correspond to the actual value that may be earned by the named executive officer.
(2)The amounts in this column reflect compensation earned under our incentive bonus program for each named executive officer, which is discussed above under the caption "Compensation Discussion and Analysis -- Compensation Components -- Incentive Compensation.”
(3)The amounts in this column for 2024 reflect:
•contributions to the Hawthorn Bancshares, Inc. Profit-Sharing 401(k) Plan (and its predecessor plans) paid by our Company for each named executive officer;
•life insurance premiums paid by our Company for each named executive officer;
•our incremental cost attributable to personal use by each named executive officer of a Company-provided automobile (calculated in accordance with Internal Revenue Service guidelines): (Mr. Giles -- $5,377; Mr. Bexten --$4,467 and Mr. Weishaar --$2,512); and
•country club membership dues paid by our Company for some named executive officers (Mr. Giles -- $0; Mr. Bexten --$9,159; and Mr. Weishaar -- $0).
(4)Mr. Giles salary was established pursuant to his Employment Agreement to be no less than $450,000 and is prorated for 2023.
(5)Mr. Bexten was appointed President of our Company effective May 1, 2023. Mr. Bexten’s salary for 2023 reflects his salary for serving as Regional President prior to May 1, 2023 and his increased salary for serving as President on and after May 1, 2023.

Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding outstanding awards held by our named executive officers as of December 31, 2024. There are no outstanding options.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Brent M. Giles	19,336 (2)	548,176	—	—
Gregg A. Bexten	—	—	—	—
Martin J. Weishaar	3,000 (3)	85,050	—	—

(1)The market value is based on the closing market price of the Company’s common stock as of December 31, 2024 (the last trading day in the 2024 fiscal year), which was $28.35 per share.
(2)The RSUs were granted to Mr. Giles under the Equity Plan pursuant to his Employment Agreement. The RSUs vest in three equal annual installments on the first, second and third anniversary date of the grants, subject to Mr. Giles’ continued employment on such vesting dates. The RSUs vest as follows: 3,717 units on May 1, 2025; 4,092 units on June 30, 2025; 3,717 units on May 1, 2026; 4,093 units on June 30, 2026; and 3,717 units on May 1, 2027.
(3)The RSUs were granted to Mr. Weishaar under the Equity Plan and vest in three equal annual installments on the first, second and third anniversary date of the grants subject to Mr. Weishaar’s continued employment on such vesting dates. The RSUs vest as follows: 1,333 units on December 8, 2025; 1,333 units on December 8, 2026 and 334 units on December 8, 2027.

Equity Incentive Plan

Our board of directors adopted, and our shareholders subsequently approved in June 2023, the Equity Plan. The purpose of the Equity Plan is to allow eligible participants of the Company and its subsidiaries to acquire or increase a proprietary and vested interest in the growth and performance of the Company. The Equity Plan is also designed to assist the Company in attracting and retaining selected service providers by providing them with the opportunity to participate in the success and profitability of the Company. The terms of the Equity Plan provide for the grant of stock options, SARs, RSAs, RSUs, performance shares, other equity-based awards and cash awards. Subject to certain adjustments, the maximum number of shares of the Company’s common stock that may be delivered pursuant to awards under the Equity Plan is 203,000 shares. Eligible participants under the Equity Plan include all employees, non-employee directors and consultants of the Company or its subsidiaries. The Equity Plan is administered by the board or a committee thereof.

Profit-Sharing 401(k) Plan
We have established a profit-sharing plan under which all employees of the controlled group of corporations (namely, our Company and our subsidiary bank) who have completed one year of service and attained age 21 are eligible to participate. The members of the controlled group may make a discretionary contribution to the trust associated with the plan. In general, the contributions by members of the controlled group to the trust for any given year are allocated to the accounts of the participants in direct proportion to the compensation of the participants for such year. The plan permits eligible participants to make elective deferrals up to a maximum dollar amount as set forth by law. These deferrals and earnings thereon are fully vested. Our Company matches a participant's deferral contributions dollar for dollar up to 3% of such participant's compensation (as compensation is defined in the plan).
Each participant may direct the trustee as to investment of his or her account. At the direction of a participant, the trustee can "invest" assets in a participant's account in our common stock. Each participant may direct the trustee with respect to the voting of shares of our stock allocated to his or her account on such matters upon which shareholders are entitled to vote. As of December 31, 2024, the trust held 433,697 shares (or 6.2%) of our outstanding common stock.
The interest of a participant in employer contributions is subject to graded vesting over five years. After five years a participant becomes fully vested in the value of his or her employer contribution account. A participant whose employment terminates because of his or her normal retirement, death, or permanent disability is also fully vested.

Payments are made to participants upon termination of service. A participant may withdraw his or her own contributions, but a participant may not borrow from the trust. The plan and the trust is administered by a retirement committee which is appointed by our board of directors.
The following table sets forth information with respect to each named executive officer concerning contributions, earnings and distributions under our profit-sharing plan and trust in 2024, as well as the year-end balance as of December 31, 2024.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Awards/ Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Brent M. Giles	30,500	19,727	19,057	—	83,570
Gregg A. Bexten	30,500	21,074	173,992	—	1,332,550
Martin J. Weishaar	14,501	8,700	3,393	—	26,594
Pension Plan
Pension Plan. We previously established a defined benefit plan for employees of our Company and of our subsidiary bank. Effective July 1, 2017, the plan was frozen to new and rehired employees, which means employees hired or rehired after June 30, 2017 are not eligible to participate in the plan. With respect to employees hired before July 1, 2017, all full-time employees become or became participants on the earlier of the first of January or the first of July coincident with or immediately following the later to occur of (i) the completion of one year of service or (ii) the attainment of the age of 21, and continue to participate so long as they continue to be full-time employees, until their retirement, death or termination of employment prior to normal retirement date. The plan has a five-year vesting schedule under which a participant becomes fully vested in his or her accrued benefit after completing five years of service. This plan provides for the payment of retirement and death benefits that are funded by investments which, at December 31, 2024, had an aggregate market value of approximately $40,331,773.
The normal retirement benefits provided under the plan for an employee retiring at age 65 with at least 25 years of continuous service are based upon 45% of his/her average compensation over a ten-year period, less 50% of his/her social security benefit. Compensation covered by the plan is an employee's W-2 compensation plus deferrals under the cafeteria plan and 401(k) plan. For employees with less than 25 years of continuous service, retirement benefits are reduced proportionally. Provision is made for early or late retirement and optional payment provisions are available. For a married participant, payment is by monthly benefit to the participant during his or her lifetime, and 50% of that amount is paid to the spouse monthly during the spouse's life after the participant's death. There are additional optional provisions to take a reduced payment for their lifetime with an amount then paid to the spouse for their lifetime. For an unmarried participant, payment is by a lifetime monthly benefit, with payments guaranteed for the first 120 months. As of December 31, 2024, the present value of accumulated benefits payable to each of the named executive officers (other than Mr. Giles and Mr. Weishaar) under the pension plan, determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements, was $626,000 for Mr. Bexten. Messrs. Giles and Weishaar joined our Company after the pension plan had been frozen to new employees, and therefore are not eligible to participate in the plan.
Excess Benefit Plan. In 2018, we established an Excess Benefit Plan to restore certain retirement benefits that are denied under our defined benefit pension plan to selected key management and highly compensated employees because of applicable benefit limits under the Internal Revenue Code. None of the named executive officers are eligible to participate in this plan.
Under the terms of the Excess Benefit Plan, a participant is eligible to receive a monthly benefit beginning upon the later of the participant's termination of employment or attainment of age 65. Benefits under the Excess Benefit Plan are paid as a single life annuity, with ten years certain. The monthly benefit generally will be equal to the hypothetical amount the participant would have received under our defined benefit pension plan if (i) the limits imposed by section 401(a)(17) of the Internal Revenue Code (annual compensation limit eligible to be taken into account for qualified retirement plan benefits) and section 415 of the Internal Revenue Code (maximum annual benefit under a pension plan) did not exist, minus the participant's actual monthly benefit amount under our defined benefit pension plan. For purposes of the benefit calculations, any reduction for benefits commencing between the participant's early retirement date and the normal retirement date or any increase in benefits commencing between the participant's normal retirement date and late retirement date would be taken into account but any potential reduction due to inadequate funding of our defined benefit pension plan would be ignored.
The supplemental benefit under the Excess Benefit Plan commences in the first month after the later of the participant's termination of employment or the participant's attainment of age 65. If, on the participant's benefit commencement date, the benefit has an actuarial equivalent single-sum value of less than $50,000, the benefit will be distributed in a single lump-sum payment. If required by section 409A of the Internal Revenue Code, benefit commencement may be delayed until the first business day of the seventh month following a participant's separation from service.
The Excess Benefit Plan also provides for death benefits to a participant's spouse or designated beneficiary. If a participant dies after benefits have started, the existing benefit (single life annuity with ten year certain payments) continues. If a participant's death occurs before benefit payments have started, the death benefit amount is calculated based on a 120-month payment benefit commencing on the first day of the month following the month in which the participant would have attained age 65 and reduced by (i) 1/180th for each of the first 60 months the participant died before his or her 65th birthday, (ii) 1/360th for each of the second 60 months the participant died before his or her 65th birthday and (iii) actuarial reduced if the participant dies before age 55. If a participant dies before benefits have commenced, the death benefit will be paid for a period of 120 months and start within 90 days of the participant's death. Messrs. Giles, Bexten and Weishaar are not participants in the Excess Benefit Plan.
Employment Agreements
Our Company entered into an employment agreement, effective May 1, 2023, with Mr. Giles (the “Employment Agreement”), under which he is entitled to, among other things: (i) an annual base salary of no less than $450,000, subject to annual review and increase; (ii) an annual incentive bonus of up to 52% with a target bonus percent of 35% of his then-current base salary, subject to agreed upon performance and other criteria; (iii) participate in any benefit or bonus programs of the Company or its subsidiary bank and any stock option or equity incentive plan of the Company, which are applicable to all employees of the Company’s subsidiary bank or executive employees of the bank in accordance with the bank’s policies; (iv) a grant of RSUs as soon as reasonably practicable after the effective date of the Employment Agreement relating to that number of shares of common stock of the Company equal to a fair market value of $225,000 (based on the 30-day average trailing closing price for the Company’s common stock prior to grant) with time-based vesting on a three-year annual graded vesting schedule and future annual equity grants of RSUs with a target bonus of up to 50% of his then-current base salary with service and/or performance-based vesting conditions; (v) reimbursement of reasonable business expenses; (vi) use of a Company-owned vehicle; and (vii) reimbursement of country club dues.

The Employment Agreement provides for a three-year term, subject to early termination, with automatic successive three-year renewal periods unless terminated by either party with written notice (such initial term and subsequent terms, the “Term of Employment”).

Under the Employment Agreement, if Mr. Giles’ Term of Employment is terminated (i) by the Company or its subsidiary bank for “cause” (as such term is defined in the Employment Agreement), (ii) by Mr. Giles (other than for “good reason” or in connection with a “change in control” (in each case, as such terms are defined in the Employment Agreement)), or (iii) through expiration of the Term of Employment (other than in connection with a change in control), the Company and its subsidiary bank will have no further obligations to Mr. Giles other than payment of his base salary accrued through the date of termination or expiration.

Under the Employment Agreement, if Mr. Giles’ Term of Employment is terminated (i) by the Company or its subsidiary bank “without cause” (as such term is defined in the Employment Agreement) or by Mr. Giles for good reason, Mr. Giles will be entitled to receive as severance pay (in addition to the payment of base salary through the date of termination): (i) an amount equal to two times his then-current base salary; and (ii) certain COBRA continuation monthly payments for up to 18 months. The severance payments will be conditioned upon receipt of a general release of claims.

Under the Employment Agreement, Mr. Giles’ Term of Employment will terminate upon his death or disability (in the case of disability, subject to the additional terms of the Employment Agreement) and Mr. Giles will only be entitled to his base salary payable through the date of termination. The Employment Agreement provides Mr. Giles with certain additional severance payments upon certain terminations in connection with a change in control of the Company or its subsidiary bank. Under the Employment Agreement, if Mr. Giles’ employment is terminated without cause or if Mr. Giles terminates his employment for good reason, in each case, during a period beginning on the earlier of the six-month period prior to the execution of a definitive agreement for a change in control transaction and consummation of a change in control and ending 24 months following the change in control transaction, Mr. Giles will be entitled to a severance payment equal to the sum of: (i) two times his then-current base salary; plus (ii) two times the average amount of his annual incentive bonus for the three fiscal years immediately preceding the fiscal year in which the change in control occurs. The severance payments will be conditioned upon receipt of a general release of claims.

Under the Employment Agreement, Mr. Giles has agreed to certain customary restrictive covenants, including non-disclosure, confidentiality, non-competition and non-solicitation provisions.

We currently do not have any other employment agreements in effect with any of our other named executive officers. We have entered into certain change in control and severance agreements with our named executive officers, which are described below under the caption “Change in Control and Severance Agreements.”

Change in Control and Severance Agreements
Our Company has entered into change in control agreements with certain of its executive officers, including Mr. Bexten, and a severance agreement with Mr. Weishaar. The change in control agreement with Mr. Bexten provides that if, within two years after a “change in control” (as defined in the change in control agreement), our Company or any subsidiary that is the primary employer of Mr. Bexten terminates his employment other than by reason of his death, disability or for “cause” (as defined in the change in control agreement) or if Mr. Bexten terminates his employment for “good reason” (as defined in the change in control agreement), Mr. Bexten will be entitled to receive the following (in addition to any compensation and benefits earned but not yet paid as of the date of termination):
•an amount equal to 24 times his highest monthly base salary for the twelve-month period immediately preceding the month in which employment was terminated;
•an amount equal to two times his incentive bonus for the year immediately preceding the year in which his employment was terminated;
•the proportionate amount of any incentive bonus and other compensation, payments and benefits which would otherwise have been received by him for the year in which employment was terminated; and
•any accrued and unpaid vacation pay.
Under the change in control agreement with Mr. Bexten, the total payments made under the change in control agreement and under any other change in control agreements or other agreements, plans or arrangements with any other directors, officers or employees as a result of a change in control is not permitted to be in excess of 5% of the aggregate cash consideration that our shareholders would receive as a result of a change in control and, if this limit is exceeded, such amounts are subject to proportionate reduction based on the total amounts to be received by all such directors, officers or employees. In addition, our Company will reimburse Mr. Bexten for any excise taxes that result from any of the change in control payments being considered "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, and will make a gross-up payment to reimburse him for any income or other tax attributable to the excess parachute payment and to the tax reimbursement payments themselves. The change in control agreement requires Mr. Bexten to maintain the confidentiality of our confidential information prior to its disclosure by our Company.

The severance agreement with Mr. Weishaar provides that if, within one year after a “change in control” (as defined in the severance agreement), our Company or the bank terminates his employment other than by reason of his death, disability, retirement or for “cause” (as defined in the severance agreement) or if Mr. Weishaar terminates his employment for “good reason” (as defined in the severance agreement), Mr. Weishaar will be entitled to receive the following (in addition to any compensation and benefits earned but not yet paid as of the date of termination):
•an amount equal to 1.5 times his highest annual base salary paid to him during his employment with our Company;
•an amount equal to 1.5 times the greater of (i) his annual cash bonus for the immediately preceding fiscal year or (ii) his target or potential annual cash bonus for the fiscal year in which he is terminated; and

•continued insurance coverage for Mr. Weishaar and his dependents for a period ending on the earlier of the 18-month anniversary of his termination or the date of his full-time employment by another company providing substantially similar insurance coverage.

The total payments or benefits payable to Mr. Weishaar under the severance agreement will be subject to reduction if such amounts would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, with such reduction being the minimum amount necessary to result in no portion of the payments and benefits payable by our Company under the severance agreement being non-deductible to the Company under Section 280G and subject to the excise tax imposed under Section 4999 of the Code. Our Company’s obligations to pay severance and provide benefits under the severance agreement are conditioned upon Mr. Weishaar executing and not revoking a general release. In addition, Mr. Weishaar must also comply with customary non-solicitation provisions for a period of 18 months following his termination with respect to our Company’s employees and customers.
Equity Award Agreements

The Company has issued RSUs to Mr. Giles and Mr. Weishaar under the Equity Plan, which were the only outstanding equity awards issued to our named executive officers as of December 31, 2024. Pursuant to the Equity Plan, unless otherwise provided in an award agreement governing the terms of the RSUs, otherwise provided for in an employment agreement (in which case such provisions will apply), or as determined in the sole discretion of the committee administering the Equity Plan before or at the time the RSUs would otherwise be forfeited, in the event a grantee holding RSUs ceases to be a service provider for any reason before the RSUs have fully vested, any unvested portion of such award will be immediately forfeited upon such cessation of service.

Under the terms of the award agreement governing the RSUs and the Equity Plan, in the event of a “change in control” (as defined in the Equity Plan) of the Company, and the acquiring or successor company does not assume the outstanding RSUs or provide a cash incentive program preserving the economic value of the RSUs, then all unvested RSUs will immediately vest and be settled at the time of the change in control. If the acquiring or successor company assumes the RSUs, issues comparable substitute equity awards or provides a cash incentive program preserving the economic value of the RSUs, then the RSUs (or substitute awards) will continue to vest in accordance with their terms; provided, however, any unvested RSUs will become immediately vested and be settled if during the 24-month period following the consummation of the change in control, the grantee’s employment is terminated by the Company (or successor) other than for “cause” or the grantee resigns with “good reason.” The terms “cause” and “good reason” have the meaning provided under the RSU award agreement or the Equity Plan, unless otherwise defined in the grantee’s employment agreement (in which case such definition shall control).

Payments Upon Certain Termination Events

The following table shows the potential payments payable to Mr. Giles under the Employment Agreement upon certain termination events including in connection with a change in control, if the termination and change in control (if applicable) had occurred on December 31, 2024.

Benefit	Termination Without Cause or for Good Reason Outside of a Change in Control ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)
Cash payment based on base salary (1)	900,000	900,000
Cash payment based on prior year bonuses (2)	—	313,500
Cash payment based on insurance premiums (3)	25,033	25,033
Accelerated vesting of RSUs (4)	—	548,176
Total for Mr. Giles	925,033	1,786,709

(1)Represents the amount calculated pursuant to the Employment Agreement equal to two times Mr. Giles’ then-current base salary.
(2)Represents the amount calculated pursuant to the Employment Agreement equal to two times the average amount of Mr. Giles’ annual incentive bonus for the three fiscal years immediately preceding the fiscal year in which the change in control occurs.

(3)Represents the amount calculated pursuant to the Employment Agreement equal to the value of certain COBRA continuation monthly payments for up to 18 months.
(4)In addition, in the event of a “change in control” (as defined in the Equity Plan) of the Company, and the acquiring or successor company does not assume the outstanding RSUs or provide substitute compensation, then all unvested RSUs would immediately vest and be settled at the time of the change in control pursuant to the terms of the RSUs. This amount is based on the closing market price of the Company’s common stock as of December 31, 2024 (the last trading day in the 2024 fiscal year), which was $28.35 per share.
The following table shows the potential payments upon certain termination events following a change in control of our Company for each of the named executive officers (other than Mr. Giles) if the termination and change in control had occurred on December 31, 2024. The named executive officers below would not be entitled to severance benefits upon a termination outside of a change in control.

Benefit	Termination without Cause or for Good Reason After Change in Control ($)
Gregg A. Bexten
Cash payment based on base salary (1)	700,000
Cash payment based on prior year bonus (2)	131,252
Cash payment based on current year bonus (3)	87,500
Accrued and unpaid vacation pay	40,385
280G tax gross-up (4)	626,303
Total for Mr. Bexten	1,585,440

Martin J. Weishaar
Cash payment based on base salary (5)	412,500
Cash payment based on bonus (6)	103,125
Continued insurance benefits (7)	37,910
Accelerated vesting of RSUs (8)	85,050
Total for Mr. Weishaar	638,585
______________
(1)Represents the amount calculated pursuant to Mr. Bexten’s change in control agreement equal to the product of 24 times his highest monthly base salary for the twelve-month period immediately preceding the month in which his employment was terminated.
(2)Represents the amount calculated pursuant to Mr. Bexten’s change in control agreement equal to the product of two times his incentive bonus for the year immediately preceding the year in which his employment was terminated.
(3)Represents the amount calculated pursuant to Mr. Bexten’s change in control agreement equal to the proportionate amount of any incentive bonus and other compensation, payments and benefits which would otherwise have been received by him for the year in which employment was terminated.
(4)Represents an estimate of the amount calculated pursuant to Mr. Bexten’s change in control agreement for the tax gross-up based upon the following assumed tax rates: Section 280G excise tax — 20%; federal income tax — 35%; state income tax — 6%; and Medicare tax — 1.45%.
(5)Represents the amount calculated pursuant to Mr. Weishaar’s severance agreement equal to the product of 1.5 times his highest annual base salary paid to him during his employment.
(6)Represents the amount calculated pursuant to Mr. Weishaar’s severance agreement equal to the product of 1.5 times the higher of (i) his annual cash bonus for services rendered during the fiscal year immediately preceding the fiscal year in which the date of termination occurs, or (ii) his target or potential bonus (generally 25% of salary unless otherwise specified) for the fiscal year in which the date of termination occurs.
(7)Represents the amount calculated pursuant to Mr. Weishaar’s severance agreement equal to the product of 18 times the monthly premium cost to cover him and his eligible dependents enrolled under the health, vision, dental, accident, disability and life insurance plans sponsored by our Company or our subsidiary bank as of December 31, 2024.
(8)In addition, in the event of a “change in control” (as defined in the Equity Plan) of the Company, and the acquiring or successor company does not assume the outstanding RSUs or provide substitute compensation, then all unvested RSUs would immediately vest and be settled at the time of the change in control pursuant to the terms of the RSUs. This amount is based on the closing market price of the Company’s common stock as of December 31, 2024 (the last trading day in the 2024 fiscal year), which was $28.35 per share.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our principal executive officers ("PEO") and the other named executive officers (the "Non-PEO NEOs") and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.

Year (a)	Summary Compensation Table Total for PEO-1 ($)(1) (b)	Compensation Actually Paid to PEO-1 ($)(5) (c)	Summary Compensation Table Total for PEO-2 ($)(2) (d)	Compensation Actually Paid to PEO-2 ($)(4) (e)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3) (f)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4) (g)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)(6) (h)	Net Income ($) (000's) (i)
2024	860,453	953,156	—	—	432,779	449,934	129.95	18,256
2023	691,315	777,745	786,183	786,183	371,792	371,792	112.58	956
2022	—	—	847,364	847,364	356,106	356,106	89.66	20,751

______________
(1)The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Giles (“PEO-1”) for each corresponding year in the “Total” column of the Summary Compensation Table for each year during which he served as Chief Executive Officer.
(2)The dollar amounts reported in column (d) are the amounts of total compensation reported for Mr. Turner (“PEO-2”) for each corresponding year in the “Total” column of the Summary Compensation Table for each year during which he served as Executive Chairman or Chairman and Chief Executive Officer.
(3)The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) 2024: Mr. Bexten and Mr. Weishaar; (ii) 2023: Mr. Bexten and Ms. Bruegenhemke; and 2022: Ms. Bruegenhemke and Stephen E. Guthrie, our former Chief Financial Officer.
(4)The dollar amounts reported in column (e) reflect no deductions from or deletions to the amounts shown in column (d), as the Company has not granted, and therefore, did not report in the Summary Compensation Table, any stock or option awards for PEO-2 during the reported periods.
(5)The dollar amounts reported in columns (c) and (g) represent the amount of “compensation actually paid” to Mr. Giles, or our PEO-1, and our Non PEO NEOs as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned or paid during 2024. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for 2024 to determine the compensation actually paid;

Year	Reported Summary Compensation Table Total ($)	Subtract: Reported Value of Equity Awards ($) (a)	Equity Award Adjustments ($)(b)	Compensation Actually Paid ($)
Brent M. Giles, CEO
2024	860,453	(225,027)	317,730	953,156
2023	691,315	(225,037)	311,467	777,745

Average Other NEOs
2024	432,779	(16,005)	33,160	449,934
2023	371,792	—	—	371,792

(a)    The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for Mr. Giles for 2024 and an average for the Non-PEO NEOs for 2024.
(b)    The equity award adjustments include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted and Outstanding in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	316,131	24,391	—	(22,792)	—	—	317,730
2023	311,467	—	—	—	—	—	311,467

(6)Cumulative total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

The following chart sets forth the relationship between Compensation Actually Paid to our PEO-1 and PEO-2, the average of Compensation Actually Paid to our Non-PEO NEOs and the Company’s cumulative total shareholder return (TSR) over the three most recently completed fiscal years.

Compensation Actually Paid (CAP) vs Total Shareholder Return (TSR)
Total Compensation Actually Paid ($)
1,200,000
900,000
600,000
300,000
0
Total Shareholder Return (Value of Initial $100 Investment)
150.00
100.00
50.00
0.00
2022
2023
2024
CAP to PEO-1
CAP to PEO-2
Avg CAP to Non-PEO NEOs
TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO-1 and PEO-2, the average of Compensation Actually Paid to our Non-PEO NEOs and our net income during the three most recently completed fiscal years.

Compensation Actually Paid (CAP) vs Net Income
Total Compensation Actually Paid ($)
Net Income ($000)
1,200,000
900,000
600,000
300,000
0
25,000
20,000
15,000
10,000
5,000
0
20,751
956
18,256
2022
2023
2024
CAP to PEO-1
CAP to PEO-2
Avg CAP to Non-PEO NEOs
Net Income (1)

(1)Consolidated net income decreased $19.8 million to $1.0 million, or $0.14 per diluted share, for the year ended December 31, 2023 compared to $20.8 million, or $2.94 per diluted share, for the year ended December 31, 2022. The Company proactively elected a strategy to begin repositioning its balance sheet during the fourth quarter of 2023 by selling $83.7 million in book value of investment securities, with an average yield of 1.57%, for an after-tax realized loss of $9.1 million. In addition, the Company recognized a $1.1 million mortgage servicing rights valuation write-down upon accepting a letter of intent to sell the Company's servicing portfolio during the first quarter of 2023 and recorded a $4.7 million valuation write-down primarily related to two foreclosed property relationships.

RELATED PARTY TRANSACTIONS
Our executive officers, directors and director nominees, their immediate family members, and companies associated with any such persons, may have been customers of, and had banking transactions with, our subsidiary bank in the ordinary course of the bank's business during 2024 and 2023. Among these banking transactions were the provision of loans and loan commitments by our subsidiary bank that (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to our Company or any of its subsidiaries, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.
On an annual basis, each executive officer, director and director nominee is obligated to complete a director and officer questionnaire, which requires disclosure of any transactions with our Company in which the executive officer, director and director nominee, or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to our corporate governance guidelines, our board of directors is charged with resolving any conflict of interest question involving our chief executive officer or any other executive officer, and our chief executive officer is charged with resolving any conflict of interest issue involving any other officer or employee of our Company.
Our Company's policy is that all transactions between us and our officers, directors or five percent shareholders will be on terms no more favorable to those related parties than the terms provided to our other customers and be reviewed and approved by the audit committee. There have been no transactions with related persons since the beginning of fiscal 2023 reportable pursuant to applicable SEC rules.

INDEPENDENT AUDITOR FEES AND SERVICES
Independent Auditor Fees and Services
The following table presents fees for professional audit services rendered by Forvis Mazars, LLP, our independent registered public accounting firm, for the audit of our annual financial statements and internal control over financial reporting for 2024, and fees billed for other services rendered by Forvis Mazars, LLP during such year. The fees for professional audit services rendered by KPMG LLP, our former independent registered public accounting firm, for the audit of our annual financial statements and internal control over financial reporting for 2023, and fees billed for other services rendered by KPMG LLP during such year is also presented. All audit and non-audit services provided to our Company by Forvis Mazars, LLP and KPMG LLP were approved by our audit committee.

Type of Fee	2024	2023
Audit Fees (1)	$385,000	$448,000
Audit-Related Fees (2)	—	53,000
Tax Fees (3)	57,500	63,000
All Other Fees (4)	122,943	129,545
Total	$565,443	$693,545
______________
(1)Audit Fees, including those for statutory audits, include the aggregate fees paid by us for professional services rendered for the audit of our annual financial statements and the audit of internal control over financial reporting, as well as the review of financial statements included in our quarterly reports on Form 10-Q.
(2)Audit-related fees include the fee paid for the audit of compliance requirements applicable to U.S. Department of Housing and Urban Development assisted programs.
(3)Tax Fees include the aggregate fees paid by us for professional services for tax compliance, tax advice and tax planning.
(4)All Other Fees includes consulting and other fees incurred outside the scope of the audit.
In making its determination regarding the independence of Forvis Mazars, LLP and KPMG LLP, our audit committee considered whether the provision of the services for which we incurred the "Audit-Related Fees," "Tax Fees," and "All Other Fees" was compatible with maintaining such independence.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Pursuant to its charter, the audit committee of our board of directors is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between our Company and its independent auditor. Our engagement of Forvis Mazars, LLP to conduct the audit of our Company for 2024 was approved by the audit committee on January 30, 2024. Additionally, each permissible non-audit engagement or relationship between our Company and Forvis Mazars, LLP entered into since January 1, 2024 has been reviewed and approved by the audit committee. All audit-related, tax and all other fees were pre-approved by the audit committee. We have been advised by Forvis Mazars, LLP that substantially all of the work done in conjunction with its audit of our financial statements for the most recently completed fiscal year was performed by permanent, full-time employees and partners of Forvis Mazars, LLP.
The audit committee of our board of directors has adopted the following guidelines regarding the engagement of our independent registered public accounting firm to perform services for our Company:
The audit committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for our Company by its independent registered public accounting firm, subject to the exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which must be approved by the audit committee prior to the completion of the audit.

Change in Independent Registered Public Accounting Firm

As previously disclosed, the audit committee conducted a comprehensive, competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024. The audit committee invited several firms to participate in this process, including KPMG LLP, the Company’s prior independent registered public accounting firm. As a result of this process, following the review and evaluation of proposals from participating firms, on December 20, 2023, the audit committee and the board approved the dismissal of KPMG LLP as the Company’s independent registered public accounting firm, effective upon completion of their audit of the Company’s consolidated financial statements as of and for the year ending December 31, 2023, and the issuance of their reports thereon. The Company notified KPMG LLP of the dismissal on December 21, 2023 (the “Notice Date”).

The audit reports of KPMG LLP on the consolidated financial statements of the Company for each of the two fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, there were (i) no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with KPMG LLP’s reports on the Company’s consolidated financial statements for 2023 and 2022, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions.

On the Notice Date, the Company notified Forvis Mazars, LLP that it had been selected to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (beginning with a review of the Company’s quarterly consolidated financial statements for the first quarter of the 2024 fiscal year), subject to completion of Forvis Mazars, LLP’s standard client acceptance procedures. The selection of Forvis Mazars, LLP was approved by each of the audit committee and the board on December 20, 2023.

During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, neither the Company nor anyone on its behalf consulted Forvis Mazars, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Forvis Mazars, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in Regulation S-K Item 304(a)(1)(v)).

AUDIT COMMITTEE REPORT
The audit committee of our board of directors assists the board in fulfilling its responsibilities with respect to accounting and financial reporting practices and the scope and expense of audit and related services provided by external auditors, among others. The audit committee is composed of five directors. All committee members satisfy the definition of an "independent" director as established in the Nasdaq listing standards, and the board of directors has determined that Mr. Burkhead qualifies as an "audit committee financial expert" within the meaning of the rules and regulations of the SEC. The audit committee has adopted a written charter, which is available on our internet website (www.hawthornbancshares.com) under the "Governance Documents" menu tab.
In discharging its responsibilities regarding the financial reporting process, the audit committee:
•Reviewed, and discussed with management and with our independent accountants, Forvis Mazars, LLP, our December 31, 2024 financial statements and management's assessment of our Company's internal control over financial reporting as of December 31, 2024;
•Discussed with our independent accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•Received the written disclosures and the letter from our independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and discussed with our independent accountants that firm's independence. In this regard, the audit committee has considered whether the services provided under other non-audit services are compatible with maintaining the independence of Forvis Mazars, LLP.
Based upon the audit committee's discussions with management and the independent accountants, and the audit committee's review of the representations of management, the audit committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024, to be filed with the SEC.
Audit Committee

Frank E. Burkhead	Philip D. Freeman	Jonathan D. Holtaway	Kevin L. Riley	Gus S. Wetzel, III

OWNERSHIP OF COMMON STOCK
Owners of More than 5% of the Outstanding Shares. The table below sets forth information as of January 31, 2025 (unless otherwise indicated below) with respect to the beneficial ownership of shares of all series of our common stock by each person known to our Company to own beneficially more than 5% of the aggregate number of the outstanding shares of our common stock. All information with respect to beneficial ownership has been furnished by the respective 5% or more shareholders.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage of Shares Outstanding(1)
Douglas Eden (2)	678,977	9.7%
Ategra Community Financial Institution Fund, L.P. Ategra GP, LLC Ategra Capital Management, LLC Jonathan D. Holtaway Jacques Rebibo (3)	370,890	5.3%
______________
(1)Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Percentage ownership calculations are based on 6,988,625 shares of common stock outstanding on January 31, 2025.
(2)Includes: (i) 23,174 shares directly held by Mr. Eden for which he has sole voting and dispositive power; (ii) 572 shares held by Mr. Eden’s wife’s trust, for which he has shared voting and dispositive power; (iii) 10 shares held jointly with his minor child for which he has shared voting and dispositive power; (iv) 76,826 shares held by a trust, for which Mr. Eden has sole voting and dispositive power; and (v) 578,395 shares held by funds managed by Mr. Eden, for which he has shared voting and dispositive power. The address of Douglas Eden is 13029 Sorrento Way, Bradenton, FL 34211.
(3)Ategra Community Financial Institution Fund, L.P., Ategra GP, LLC, Ategra Capital Management, LLC, Jonathan Holtaway and Jacques Rebibo are reported as having shared voting and dispositive power with respect to 342,390 shares as of February 28, 2025. Jonathan Holtaway is reported as having sole voting and dispositive power with respect to 28,500 shares as of February 28, 2025. The address of each of the reporting persons is 8229 Boone Blvd., Suite 305, Vienna, VA 22182.
Ownership by Directors and Executive Officers. The table below sets forth information, as of January 31, 2025 (unless otherwise indicated below), with respect to the beneficial ownership of shares of all series of our common stock by:
•our named executive officers;
•each of our current directors and director nominees; and
•our executive officers and directors as a group.

All information with respect to beneficial ownership has been furnished by the respective directors, director nominees or officers, as the case may be.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage of Shares Outstanding(1)
Gregg A. Bexten (2)	29,861.68	*
Kathleen L. Bruegenhemke (3)	100,032.73	1.4%
Frank E. Burkhead (4)	18,097.39	*
Douglas T. Eden (5)	678,977.00	9.7%
Philip D. Freeman (6)	98,683.79	1.4%
Brent M. Giles (7)	15,414.25	*
Shawna M. Hettinger (8)	4,124.00	*
Jonathan D. Holtaway (9)	370,890.00	5.3%
Kevin L. Riley (10)	36,645.67	*
Jonathan L. States (11)	3,255.00	*
David T. Turner (12)	111,779.84	1.6%
Gus S. Wetzel, III (13)	115,198.82	1.6%
All directors & executive officers as a group (14 persons)	1,582,960.17	22.7%
______________
*Less than one percent.
(1)Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 6,988,625 shares of common stock outstanding on January 31, 2025.
(2)Includes 28,684.38 shares held in our Company’s Profit-Sharing 401(k) Plan for Mr. Bexten’s benefit.
(3)Includes 71,219.90 shares held in our Company's Profit-Sharing 401(k) Plan for Ms. Bruegenhemke's benefit.
(4)Includes: (i) 6,576.31 shares held by Mr. Burkhead, as to which he has sole voting and dispositive power and (ii) 11,521.08 shares held jointly by Mr. Burkhead and his spouse, as to which they share voting and dispositive power.
(5)Includes: (i) 23,174 shares directly held by Mr. Eden for which he has sole voting and dispositive power; (ii) 572 shares held by Mr. Eden’s wife’s trust, for which he has shared voting and dispositive power; (iii) 10 shares held jointly with his minor child for which he has shared voting and dispositive power; (iv) 76,826 shares held by a trust, for which Mr. Eden has sole voting and dispositive power; and (v) 578,395 shares held by funds managed by Mr. Eden, for which he has shared voting and dispositive power.
(6)All 98,683.79 shares are held of record by a revocable living trust, of which Mr. Freeman is a trustee, for the benefit of Mr. Freeman and his spouse.
(7)Includes: (i) 12,304.98 shares held by a trust, for which Mr. Giles has sole voting and dispositive power; (ii) 35.32 shares held jointly with Mr. Giles’ daughters for which he has shared voting and dispositive power; and (iii) 3,073.95 shares held in our Company’s Profit-Sharing 401(k) Plan for Mr. Giles’ benefit.
(8)All 4,124 shares are held jointly by Mrs. Hettinger and her spouse, as to which they share voting and dispositive power.
(9)Includes: (i) 342,390 shares are held by Ategra Community Financial Institution Fund, LP (the "Fund") as to which shares Mr. Holtaway has shared voting and investment power; and (ii) 28,500 shares held by Mr. Holtaway for which he has sole voting and dispositive power as of February 28, 2025. Mr. Holtaway serves as an owner and a managing member of the general partner of the Fund, as an owner, president and managing member of the registered investment advisor that manages the Fund and as co-portfolio manager of the Fund. See also "Owners of More than 5% of the Outstanding Shares" above.
(10)All 36,645.67 shares are held of record by a revocable living trust, of which Mr. Riley is a trustee, for the benefit of Mr. Riley and his spouse.
(11)All 3,255 shares are held jointly by Mr. States and his spouse, as to which they share voting and investment power.
(12)Includes 61,438.812 shares held in our Company's Profit-Sharing 401(k) Plan for Mr. Turner's benefit.
(13)Includes: (i) 4,420.14 shares held of record by a revocable living trust, of which Mr. Wetzel is a trustee, for the benefit of Mr. Wetzel; and (ii) 110,778.68 shares held by Wetzel Investments, LP. Mr. Wetzel is a minority owner of Wetzel Investments, LP. and, together with his siblings, has shared dispositive power with respect to the 110,778.68 shares held by it but has sole voting power with respect to those shares. Mr. Wetzel disclaims beneficial ownership of the shares held by Wetzel Investments, LP except to the extent of his pecuniary interest therein.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information regarding securities to be issued upon the exercise of outstanding options, warrants and rights and securities available for issuance under the Company’s equity compensation plans as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plan Approved by Shareholders (1)	35,336	(2)	—	161,572
Equity Compensation Plan Not Approved by Shareholders	—		—	—
Total	35,336	(2)	—	161,572

(1)    All grants of equity awards were issued under the Equity Plan.
(2)    This number includes 35,336 shares of common stock subject to RSUs granted under the Equity Plan.

SHAREHOLDER PROPOSALS
It is anticipated that our 2026 annual meeting of shareholders will be held on June 2, 2026. For a shareholder proposal to be considered for inclusion in our proxy materials for that meeting, our corporate secretary must receive the written proposal at our principal executive offices no later than December 22, 2025. Each such proposal also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:
Hawthorn Bancshares, Inc.
P.O. Box 688
Jefferson City, MO 65102
Attention: Secretary
For a shareholder proposal that is not intended to be included in our proxy materials for that meeting under Rule 14a-8, the shareholder must provide the information required by our Bylaws and give timely notice to our corporate secretary in accordance with our Bylaws, which, in general, require that the notice be received by the secretary between:
•March 5, 2026 (the 90th day prior to the first anniversary of the preceding year's annual meeting); and
•the close of business on April 4, 2026 (the 60th day prior to the first anniversary of the preceding year's annual meeting), unless, the date of the shareholder meeting is moved more than 30 days before or after June 2, 2026 (the date currently contemplated for our 2026 annual meeting), in which case notice of a shareholder proposal that is not intended to be included in our proxy materials under Rule 14a-8 must be received not later than the close of business on the later of 90 days in advance of such annual meeting or 10 days following the date on which public announcement of the date of the meeting is first made.
Any of our shareholders may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee's name and qualifications for board membership and should be directed to our corporate secretary at the address set forth above.
To nominate an individual for election at an annual shareholder meeting, the shareholder must give timely notice to our corporate secretary in accordance with our Bylaws, which, in general, require that the notice be received by the secretary between:
•March 5, 2026 (the 90th day prior to the first anniversary of the preceding year's annual meeting); and
•the close of business on April 4, 2026 (the 60th day prior to the first anniversary of the preceding year's annual meeting), unless, the date of the shareholder meeting is moved more than 30 days before or after June 2, 2026 (the date currently contemplated for our 2026 annual meeting), in which case the nomination must be received not later than the close of business on the later of 90 days in advance of such annual meeting or 10 days following the date on which public announcement of the date of the meeting is first made.
You may contact our corporate secretary at the address set forth above for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to our Secretary at the address set forth above that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 4, 2026 unless the required information has been provided in a preliminary or definitive proxy statement previously filed by the shareholder. If the date of the 2026 annual meeting is changed by more than 30 calendar days from June 2, 2026, then such notice must be provided by the later of 60 calendar days prior to the date of the 2026 annual meeting or the 10th calendar day following the day on which the Company publicly announces the date of the 2026 annual meeting. In order to comply with Rule 14a-19, the notice must be postmarked or transmitted electronically on or before the applicable deadline. The notice requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under our bylaws as described above.

Proxies solicited in connection with our 2026 annual meeting of shareholders will confer on the appointed proxies discretionary voting authority to vote on shareholder proposals that are not presented for inclusion in the proxy materials unless the proposing shareholder notifies our Company by March 5, 2026 that such proposal will be made at the meeting.

OTHER MATTERS
The board of directors does not know of any matters to be brought before the annual meeting other than those described in this proxy statement.

By Order of the Board of Directors
Brent M. Giles,
Chief Executive Officer

April 21, 2025
Jefferson City, Missouri

ANNUAL MEETING OF SHAREHOLDERS OF

HAWTHORN BANCSHARES, INC.

June 3, 2025

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-201-299-4446** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at http://www.astproxyportal.com/ast/19165/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003333303000000000 6 060325

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOUR LISTED NOMINEES AS DIRECTORS, AND "FOR" PROPOSALS 2 AND 3.**

**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE** ☒

1. ELECTION OF FOUR CLASS III DIRECTORS.

| **Nominees** | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| Gregg A. Bexten | ☐ | ☐ | ☐ |
| Shawna M. Hettinger | ☐ | ☐ | ☐ |
| Kevin L. Riley | ☐ | ☐ | ☐ |
| David T. Turner | ☐ | ☐ | ☐ |

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 2. Proposal to ratify the selection of the accounting firm of Forvis Mazars, LLP as the Company's independent registered public accounting firm for 2025. | ☐ | ☐ | ☐ |
| 3. Proposal to provide advisory approval of the compensation of the Company's executives disclosed in the Proxy Statement. | ☐ | ☐ | ☐ |

**This Proxy will be voted as directed, but if no instructions are specified, this Proxy will be voted "For" the election of the four (4) persons listed above as class III directors of the Company for the next three years and "For" approval of proposals 2 and 3 identified above. In their discretion, the appointed proxies and agents are authorized to vote upon such other business as may properly be presented at the Meeting. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

HAWTHORN BANCSHARES, INC.

June 3, 2025

PROXY/DIRECTION TO TRUSTEE VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your Proxy/Direction to Trustee available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-201-299-4446** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM Eastern Time, May 26, 2025.

MAIL - Sign, date and mail your Proxy/Direction to Trustee in the envelope provided as soon as possible.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy/Direction to Trustee are available at http://www.astproxyportal.com/ast/19165/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003333030000000000 6 060325

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOUR LISTED NOMINEES AS DIRECTORS, AND "FOR" PROPOSALS 2 AND 3.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE** ☒

1. ELECTION OF FOUR CLASS III DIRECTORS.

| **Nominees** | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| Gregg A. Bexten | ☐ | ☐ | ☐ |
| Shawna M. Hettinger | ☐ | ☐ | ☐ |
| Kevin L. Riley | ☐ | ☐ | ☐ |
| David T. Turner | ☐ | ☐ | ☐ |

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 2. Proposal to ratify the selection of the accounting firm of Forvis Mazars, LLP as the Company's independent registered public accounting firm for 2025. | ☐ | ☐ | ☐ |
| 3. Proposal to provide advisory approval of the compensation of the Company's executives disclosed in the Proxy Statement. | ☐ | ☐ | ☐ |

**This Proxy will be voted as directed, but if no instructions are specified, this Proxy will be voted "For" the election of the four (4) persons listed above as class III directors of the Company for the next three years and "For" approval of proposals 2 and 3 identified above. In their discretion, the appointed proxies and agents are authorized to vote upon such other business as may properly be presented at the Meeting. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

**Note:** Please sign exactly as your name or names appear on this Proxy/Direction to Trustee. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.